As filed with the United States Securities and Exchange Commission on August ___, 2005
Registration No. ____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________
BSI2000, INC.
(Name of Registrant as specified in its charter)

Delaware	7372	88-0418749
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

Jack Harper
12600 W. Colfax Ave., B410		12600 W. Colfax Ave., B410
Lakewood, CO 80215		Lakewood, CO 80215
(303) 231-9095		(303) 231-9095
(Address and telephone number		(Name, address, and telephone
of principal executive offices)		number of agent for service)

Copies to:
Clayton E. Parker, Esq.		Christopher J. DeLise, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP		Kirkpatrick & Lockhart Nicholson Graham LLP
201 South Biscayne Boulevard		201 South Biscayne Boulevard
Suite 2000		Suite 2000
Miami, FL 33131		Miami, FL 33131
Telephone: (305) 539-3300		Telephone: (305) 539-3300
Telecopier: (305) 358-7095		Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering.

If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the Prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common stock, par value $0.001 per share	170,000,000 shares (2)	$0.077	$13,090,000	$1540.69
TOTAL	170,000,000 shares (2)	$0.077	$13,090,000	$1540.69

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For the purposes of this table, we have used the closing price of BSI’s common stock traded on the Over-the-Counter Bulletin Board within 5 days from the date hereof.

(2)	These shares include 150,000,000 shares of common stock underlying the Secured Convertible Debenture and 20,000,000 shares of common stock issued to Cornell Capital Partners pursuant to a Warrant.

The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Subject to completion, dated August ______, 2005

PROSPECTUS

BSI2000, INC.
170,000,000 Shares of Common stock

This Prospectus relates to the sale of up to 170,000,000 shares of common stock of BSI2000, Inc. by certain persons who are, or will become, stockholders of BSI. The selling stockholder consists of:

•
Cornell Capital Partners, LP, which intends to sell up to an aggregate amount of 170,000,000 shares of common stock, which includes 150,000,000 shares of common stock underlying the Secured Convertible Debentures and 20,000,000 shares of common stock issued to Cornell Capital Partners pursuant to a Warrant.

Please refer to “Selling Stockholder” beginning on page 12 of this Prospectus.

BSI is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by BSI.

The shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On August 8, 2005, the closing price of our common stock was $0.077 per share.

BSI’s common stock is quoted on the Over-the-Counter Bulletin Board and under the symbol “BSIO.OB.”

These securities are speculative and involve a high degree of risk. Please refer to “Risk Factors” beginning on page 6 of this Prospectus.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the United States Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August ___, 2005.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	1
THE OFFERING	3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION	4
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	11
SELLING STOCKHOLDER	12
USE OF PROCEEDS	14
DILUTION	15
PLAN OF DISTRIBUTION	16
MANAGEMENT’S DISCUSSION AND ANALYSIS	18
DESCRIPTION OF BUSINESS	26
MANAGEMENT	31
EXECUTIVE COMPENSATION	33
FISCAL YEAR END OPTIONS/SAR VALUES	33
DESCRIPTION OF PROPERTY	35
LEGAL PROCEEDINGS	36
PRINCIPAL STOCKHOLDERS	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS	39
DESCRIPTION OF SECURITIES	44
EXPERTS	47
LEGAL MATTERS	47
HOW TO GET MORE INFORMATION	47
FINANCIAL STATEMENTS	F-i
PART II	II-1

i

PROSPECTUS SUMMARY

Our History

On March 31, 2003, Knowledge Foundations, Inc., now known as BSI2000, Inc. (“KFI”), closed its reverse triangular merger with BSI2000, Inc., a privately held Colorado corporation. Immediately prior to the closing, KFI spun-off all of its assets and liabilities (except for a $50,000 note payable and related accrued interest of $6,825) to Dr. Richard Ballard, Jan Pettitt, Michael Dochterman, Robert A. Dietrich, Joel Vest (directors, officers, and/or principal shareholders of KFI) and certain other KFI shareholders. In connection with the spin-off, 34,105,900 shares of the common stock of KFI surrendered by the foregoing parties were cancelled. After the spin-off, 5,027,818 shares of KFI remained outstanding.

In closing the merger transaction, KFI issued 45,122,570 shares of its common stock for all of the outstanding shares of common stock of BSI2000, Inc. Immediately following the closing, KFI changed its name to “BSI2000, Inc.” and BSI2000, Inc. (a wholly owned subsidiary of KFI as a result of the merger) changed its name to “BSI Operating, Inc.”

As a result of the transactions described above, KFI has divested itself of its business and has acquired the business of BSI2000, Inc. For financial reporting purposes, the transactions have been accounted for as a re-capitalization of BSI2000, Inc. Accordingly, the net increase in the BSI2000, Inc. outstanding shares of 41,363,488 shares (i.e., from 8,786,900 to 50,150,388 shares of common stock) has been reflected in the financial statements as shares issued in the re-capitalization of BSI2000, Inc.

As a result of the accounting method adopted to record the merger, for financial reporting purposes, the historical financial statements of BSI2000, Inc. have become the historical financial statements of the continuing entity. The historical financial statements of KFI are not presented.

Our Business

BSI2000, Inc. (“BSI”) was incorporated in Colorado under the name “Unified Data Link, Incorporated” in July 1993, and changed its name to “Bank Systems 2000, Inc.” in April of 1995. The company changed its name to “BSI2000, Inc.” on May 19, 1995. It has a contract to buy optical cards, card reader heads, and software from LaserCard Systems Corporation, a division of Drexler Technology under a value-added reseller volume pricing agreement. As a value-added reseller, BSI develops proprietary hardware and software adapting LaserCard’s optical card technology for specific applications. BSI products are designed as turnkey solutions for identified commercial and governmental card-based information needs. BSI has not had any significant revenue since inception. There is no assurance that BSI will generate significant revenue or earn a profit in the future.

Financial Condition

We had net losses of $2,419,238 and $1,568,978 for the years ended December 31, 2004 and December 31, 2003, respectively. For the three months ended March 31, 2005, we incurred a net loss of $770,614. As of August 8, 2005, we had cash and cash equivalents of $5,028 and current liabilities of $278,672. We do not have sufficient cash or other current assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our 2004, 2003, 2002 and 2001 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

Going Concern

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception.

Management believes that the extended period over which losses have been experienced is principally attributable to two factors: lack of capital and long sales lead times. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI’s potential customers are large corporations or governments. Adopting BSI’s products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product.

In order to fund activities until positive operating cash flow is achieved, management recognizes that BSI must generate revenue from its operations and must raise capital from the sale of its securities. BSI anticipates that the capital raised in the transactions described in this Prospectus will be sufficient to fund BSI’s activities for a three-month period.

BSI intends to register 170,000,000 shares of its common stock in the accompanying Registration Statement. All of these shares are being registered under Secured Convertible Debentures, in the aggregate principal amount of $1,250,000, issued to Cornell Capital Partners. BSI anticipates that all such shares will be sold in this offering. These shares represent 42.5% of BSI’s authorized capital stock and would upon issuance represent approximately 59.4% of BSI’s then issued and outstanding common stock. Cornell Capital Partners intends to resell all of these shares. The sale of shares underlying these Secured Convertible Debentures will have a dilutive impact on existing BSI shareholders. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on BSI in an election of directors.

The significant downward pressure on BSI’s stock price caused by the sale of a significant number of shares underlying the Secured Convertible Debentures could cause BSI’s stock price to decline, thus allowing short sellers of BSI stock an opportunity to take advantage of any decrease in the value of BSI stock. The presence of short sellers in BSI’s common stock may further depress the price of BSI’s common stock.

About Us

BSI’s principal place of business is located at 12600 West Colfax Ave., B410 Lakewood, Colorado, 80215. BSI’s telephone number is (303) 231-9095.

THE OFFERING

This offering relates to the sale of common stock by certain persons who are stockholders of BSI. The selling stockholder consists of Cornell Capital Partners, which intends to sell up to 170,000,000 shares of common stock, which include 150,000,000 underlying the Secured Convertible Debentures and 20,000,000 pursuant to warrant issued to Cornell Capital Partners by BSI as described herein.

Common stock offered	170,000,000 shares by selling stockholder

Offering price	Market Price

Common stock outstanding before the offering	115,958,746 shares (as of August 8, 2005)

Use of proceeds	BSI will not receive any proceeds from the shares offered by the selling stockholder.

Risk factors	The securities offered hereby involve a high degree of risk and immediate dilution. See the sections below entitled “Risk Factors ” and “Dilution”.

Over-the-Counter Bulletin Board symbol	“BSIO.OB”

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of BSI’s financial statements, which are included elsewhere in this Prospectus. You should read the following data together with the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as with BSI’s financial statements and the notes thereto which accompany this Prospectus.

Statement Of Operations Data

	For the Three Months Ended 3/31/05 (Unaudited)	For the Three Months Ended 3/31/04 (Unaudited)	For the Year Ended 12/31/04 (Audited)	For the Year Ended 12/31/03 (Audited)
Revenues	$1,594	$1,250	$5,918	$34,440

Cost of goods sold	--	--	--	67,986

Gross (loss) profit	1,594	1,250	5,918	(33,546)

Operating expenses
Selling expenses	121,370	87,121	367,807	275,098
General and administrative	333,630	260,951	1,048,073	760,270
Stock-based compensation expense	--	--	--	--
Research and development	197,917	115,109	542,635	446,605
Total operating expenses	652,917	463,181	1,958,515	1,481,973

Other income (expense)
Interest expense	(19,432)	(22,577)	(53,864)	(8,152)
Interest income	3,058	1	3	1,636
Financing costs	(102,917)	(35,428)	(413,030)	(46,943)
Other expense	--	--	250	--
Total other (expense)	(119,291)	(58,004)	(466,641)	(53,459)

Net loss	$(770,614)	$(519,935)	$(2,419,238)	$(1,568,978)

Basic and diluted weighted average common shares outstanding	95,398,613	57,032,162	72,506,696	41,412,101

Basic and diluted loss per common share	$(0.01)	$(0.01)	$(0.03)	$(0.04)

Balance Sheet Data

	For the Three Months Ended 3/31/05 (Unaudited)	For the Three Months Ended 3/31/04 (Unaudited)	For the Year Ended 12/31/04 (Audited)	For the Year Ended 12/31/03 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$378,205	$28,195	$893,387	$125,550
Accounts receivable	--	10,000	--	--
Inventories	72,487	49,117	50,370	35,361
Other current assets	8,231	965	3,432	--
Total current assets	458,923	88,277	947,189	160,911

Non-current assets
Property and equipment, net	49,847	49,298	44,125	52,320
Intangible assets	202,918	113,187	182,966	62,583
Other long-term assets	4,232	4,232	4,232	4,232
Total non-current assets	256,997	166,717	231,323	119,135

Total assets	$715,920	$254,994	$1,178,512	$280,046

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities:
Accounts payable	$146,536	$159,285	$184,269	$196,137
Accrued liabilities	39,575	20,964	27,331	25,798
Deferred revenue	6,375	18,750	6,375	--
Convertible notes payable, current portion	175,000	674,878	470,833	686,395
Total current liabilities	367,486	873,877	688,808	908,330

Deferred revenue, long-term portion	11,615	--	13,208	--
Convertible notes payable, less current portion	1,082,639	89,993	896,389	180,548

Commitments and contingencies

Stockholder’s equity (deficit)
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	--	--	--	--
Common stock, $.001 par value, 200,000,000 shares authorized, 101,692,328 shares issued and outstanding as of March 31, 2005; and 90,891,798 shares issued and outstanding as of December 31, 2004; Common stock, $.001 par value, 100,000,000 shares authorized, 60,341,603 shares issued and outstanding as of March 31, 2004; and 53,951,727 shares issued and outstanding as of December 31, 2003	101,692	60,342	90,892	53,952
Additional paid-in capital	7,622,629	5,031,006	7,188,742	4,417,505
Accumulated deficit	(8,470,141)	(5,800,224)	(7,699,527)	(5,280,289)
Total stockholders’ deficit	(745,820)	(708,876)	(419,893)	(808,832)

Total liabilities and stockholders’ deficit	$715,920	$254,994	$1,178,512	$280,046

RISK FACTORS

BSI IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE BSI’S COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, BSI’S BUSINESS, FINANCIAL CONDITION, AND/OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF BSI’S COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Risks Related To Our Business

BSI Has Historically Lost Money And Losses May Continue In The Future, Which May Adversely Affect Its Ability To Continue Its Operations

Since our inception, we have not been profitable and have lost money on both a cash and non-cash basis. For the years ended December 31, 2004 and December 31, 2003, we lost $2,419,238 and $1,568,978, respectively. For the three months ended March 31, 2005, we incurred a net loss of $770,614. Since our inception through August 8, 2005, we experienced losses of $9,139,769. Future losses are likely to occur, as we are dependent on spending money to pay for the development and sale of our products. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems.

BSI Will Need To Raise Additional Capital Or Debt Funding To Sustain Operations Which May Adversely Impact Its Business Operations

Unless BSI can become profitable with the existing sources of funds it has available and its sales efforts, we will require additional capital to sustain operations and we will need access to additional capital or additional debt financing to grow our sales. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

We Have Been The Subject Of A Going Concern Opinion For Our Fiscal Years Ended December 31, 2004 and December 31, 2003, December 31, 2002 and December 31, 2001 From Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Can Become Profitable Or Obtain Additional Funding

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2004, December 31, 2003, December 31, 2002 and December 2001 which states that the financial statements raise substantial doubt as to BSI’s ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current budget assessment, we believe that we may need to obtain approximately $1,500,000 in additional debt or equity capital from one or more sources to fund operations for the next 12 months. These funds are expected to be obtained from the sale of securities.

All Of Our Assets Are Pledged to Secure Our Obligations to Cornell Capital Partners

Pursuant to the terms contained in that certain Security Agreement dated June 17, 2005, by and between BSI and Cornell Capital Partners, LP, all of our obligations under the Securities Purchase Agreement, the Secured Convertible Debentures, the Investor Registration Rights Agreement, and the Irrevocable Transfer Agent Instructions are secured by all of our assets as of such date or thereafter acquired by us. Further, pursuant to the terms underlying other convertible debentures issued to Cornell Capital Partners, all of our non-cash assets are pledged to secure our obligations under those debentures. Accordingly, if we are unable to satisfy any of our obligations under the foregoing agreements, our assets may be foreclosed upon and our business may be shut down.

Our Common stock Is Deemed To Be “Penny Stock,” Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•
In issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $10 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We Could Fail To Attract Or Retain Key Personnel And Will Be Harmed If Any Or All Of Them Leave

Our success largely depends on the efforts and abilities of key executives, including Jack Harper, our Chairman and President. The loss of the services of Mr. Harper could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain any key-man life insurance policy on Mr. Harper. We also have other key employees that manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract the sufficient number and quality of staff.

If We Fail To Keep Pace With Rapid Technological Change And Evolving Industry Standards, Our Products Could Become Less Competitive Or Obsolete Which Could Materially Adversely Affect Our Business And Financial Condition

The market for products, such as ours, is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, intense competition and frequent new product introductions. If we fail to modify or improve our own products in response to changes in technology or industry standards, our products could rapidly become less competitive or obsolete. A portion of our future success will depend, in part, on our ability to:

•	enhance and adapt current software products and develop new products that meet changing customer needs;

•	successfully advertise and market our products; and

•	influence and respond to emerging industry standards and other technological changes.

We need to respond to changing technology and industry standards in a reasonably timely and cost-effective manner. We may not be successful in effectively using new technologies, developing or enhancing our products on a timely basis. Our pursuit of necessary technology may require time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that give us a profit margin with which to actively pursue reselling these products. Finally, we may not succeed in adapting various products to new technologies as they emerge.

We May Not Be Able To Effectively Protect Our Intellectual Property Rights, The Foundation Of Our Business, Which Could Harm Our Business By Making It Easier For Our Competitors To Duplicate Our Services

We regard certain aspects of our products, processes, services and technology as proprietary. Currently, we have one patent that has been approved which covers some, but not all, of the company technology. Although we have taken steps to protect them, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

Other Parties May Assert That Our Technology Infringes On Their Intellectual Property Rights, Which Could Divert Management Time And Resources And Possibly Force Us To Redesign Our Technology

Technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time-to-time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations.

Our Limited Operating History Makes It Difficult Or Impossible To Evaluate Our Performance And Make Predictions About Our Future

Based on our limited operating history and sales, it is difficult or impossible for us to evaluate our operational and financial performance, or to make accurate predictions about our future performance. While we believe that we have refined our products and sales efforts to reflect the needs of the market place; however, there is no assurance that we will be successful or well received by potential customers.

Fluctuations In Our Operating Results May Adversely Affect Our Stock Price And Purchasers Of Our Shares Of Common Stock May Lose All Or A Portion Of Their Investment

Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, the number of shareholders desiring to sell their share, changes in general conditions in the economy, the financial markets or the healthcare industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors. Factors that may adversely affect our quarterly operating results include:

•	the announcement or introduction of new products by us and our competitors;

•	our ability to retain existing clients and attract new clients at a steady rate, and maintain client satisfaction;

•	the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations; and

•	general economic conditions and economic conditions specific to our industry.

As a result of these factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected. The Company has been informed by Cornell Capital Partners that the selling shareholder will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly

Our common stock is currently traded on the Over-the-Counter Bulletin Board. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. This could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock from approximately January 1, 2005 through August 8, 2005 was approximately 713,185 shares. The high and low trading price of our common stock for the last 52 weeks has been $0.092 and $0.02 respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets, could cause the price of our common stock to fluctuate substantially.

BSI May Not Be Able To Obtain Future Funding On Favorable Terms

BSI may not be able to obtain future funding on terms which are favorable to BSI and as a result we may be required to issue securities with beneficial conversion features and/or stock purchase warrants and BSI may incur significant charges in future periods to our statements of operations if BSI were to issue such securities to raise future capital.

In 2004 And 2005 BSI Was Advised By Its Auditor Of Material Weaknesses In The Company's Internal Controls And Procedures, The Correction Of Which Will Result In Increased Cost To The Company

Our independent registered public accounting firm has advised our management and Board of Directors that there were material weaknesses in our internal controls and procedures during fiscal years 2004 and 2005. Management believes that until these material weaknesses are corrected, a potential misapplication of generally accepted accounting principles or potential accounting error in our financial statements could occur. Enhancing our internal controls to correct the material weaknesses has and will result in increased costs to us. While the Company has taken several steps to improve internal controls in 2005, Ehrhardt Keefe Steiner & Hottman PC has advised our management and our Board of Directors that, in Ehrhardt Keefe Steiner & Hottman PC’s opinion, and the Company concurs, there were reportable conditions during 2004 and 2005, which constituted material weaknesses in internal control. The identified material weakness stems from the Company's numerous equity transactions involving complex and judgmental accounting issues. While all of these transactions were recorded, Ehrhardt Keefe Steiner & Hottman PC in their audit work noted instances where generally accepted accounting principles were not correctly applied and adjustments to and restatement of the Company's consolidated financial statements were required.

Risks Related To This Offering

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 115,958,746 shares of common stock outstanding as of August 8, 2005, 100,668,235 shares are, or will be, freely tradable without restriction, unless held by our “affiliates.” The remaining 15,290,511 shares of common stock which are held by existing stockholders, including officers and directors, are restricted securities. Some of these shares may be resold under Rule 144.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Pursuant To The Conversion Of Convertible Debentures

Cornell Capital Partners may convert the Secured Convertible Debentures described herein into shares of BSI’s common stock, at a conversion price which is at a 20% discount to the market price. The subsequent sale of such shares by Cornell Capital Partners could cause significant downward pressure on the price of BSI’s common stock. This is especially the case if the shares being placed into the market exceed the market’s demand for the shares of BSI’s common stock. As the stock price of BSI’s common stock declines, Cornell Capital Partners will be entitled to receive an increasing number of shares under the convertible debentures. The sale of such increasing number of shares by Cornell Capital Partners could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering.

Further, there is no maximum number of shares BSI might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the Secured Convertible Debentures, except for the 4.9% limitation on Cornell Capital Partners’ ownership interest in BSI at any one time. However, Cornell Capital Partners may acquire and sell a number of shares that far exceeds this limit, through the continual purchase and sale of shares.

As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue upon conversion of the Secured Convertible Debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

The Selling Stockholder Intends To Sell Its Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

BSI has been informed that the selling stockholder intends to sell in the public market 170,000,000 shares of common stock being registered in this offering. That means that up to 170,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline.

The Sale Of Our Stock Under The Secured Convertible Debentures Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

In many circumstances the provision of Secured Convertible Debentures for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if BSI has not performed in such a manner to show that the debt raised will be used to grow BSI. Such an event could place further downward pressure on the price of common stock.

The outstanding Secured Convertible Debentures are convertible at a discount to the market price of our common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of BSI’s stock price. Persons engaging in short sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. Because the Secured Convertible Debentures are convertible at a discount to market, it is possible that the debentures could be converted if the market price of our common stock declines, thus, supplying any short sellers with the opportunity to cover their short positions. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long position in the stock.

If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

The Sequential Purchase And Sale Of Market Price-Based Securities In The Context Of A Declining Market Price Could Result In A Change Of Control.

In the event of a decline in the market price of BSI’s common stock, through the purchase and conversion of shares under the Secured Convertible Debentures, the subsequent resale of such shares could result in BSI issuing a sufficient number of shares of common stock registered in this offering, which if held by one or more stockholders working together, could result in a change of control.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,”“will,”“should,”“expect,”“anticipate,”“estimate,”“believe,”“intend” or “project” or the negative of these words, or other variations on these words, or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things: (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur. Readers are further cautioned not to place undue reliance on such forward-looking statements as they speak only of BSI’s views as of the date the statement was made. BSI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SELLING STOCKHOLDER

The following table presents information regarding the selling stockholder. A description of the selling stockholder’s relationship to BSI and how it acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Sold in the Offering	Percentage of Shares Beneficially Owned After Offering (1)

Cornell Capital Partners, LP	8,483,000	4.99%	170,000,000 (2)	0%

Total:	8,483,000	4.99%	170,000,000 (2)	0%
__________________________________

(1)
Applicable percentage of ownership is based on 115,958,746 shares of common stock outstanding as of August 8, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of August 8, 2005. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 8, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
8,483,000 shares which represent the approximate number of shares underlying the Secured Convertible Debentures that may be converted by Cornell Capital Partners and the shares under the warrant issued to Cornell Capital Partners on June 17, 2005. Please note that the terms of the Secured Convertible Debentures held by Cornell Capital Partners provides that in no event shall Cornell Capital Partners be entitled to convert the Secured Convertible Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of BSI following such conversion. Please also note that for the Secured Convertible Debentures conversion, we are assuming a market price of $0.077 per share for the Secured Convertible Debentures. Because the conversion price may fluctuate based on the market price of our stock, the actual number of shares to be issued upon conversion of the Secured Convertible Debentures may be higher or lower.

The following information contains a description of the selling stockholder’s relationship to BSI and how it acquired the shares to be sold in this offering. The selling stockholder has not held a position or office, or had any other material relationship with BSI, except as follows:

Shares Acquired In Financing Transactions With Cornell Capital Partners

•
Cornell Capital Partners, LP. Cornell Capital Partners is the holder of the Secured Convertible Debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the Managing Member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with BSI. These transaction are explained below:

•
Securities Purchase Agreement. On July 5, 2005 we entered into a Securities Purchase Agreement with Cornell Capital Partners, dated as of June 17, 2005. Pursuant to the Securities Purchase Agreement, BSI may sell to Cornell Capital Partners up to $1,250,000 of secured convertible debentures pursuant to the terms contained in the Secured Convertible Debentures. Pursuant to the Securities Purchase Agreement, BSI entered into an Investors Registration Rights Agreement, Escrow Agreement, Irrevocable Transfer Agent Instructions, and Security Agreement, all in connection with the performance of BSI’s obligations under the Secured Convertible Debentures, which is described below.

•
Secured Convertible Debenture. Pursuant to the terms of the Securities Purchase Agreement, on July 5, 2005, the Company issued to Cornell Capital Partners a secured convertible debenture in the principal amount of $125,000, dated as of June 17, 2005 (the “Secured Convertible Debenture”). Any part of the principal amount of the Secured Convertible Debenture, plus accrued interest thereon, is convertible at any time up to maturity, at Cornell’s option, into shares of the Company’s common stock, par value $0.001, a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on the Over-the-Counter Bulletin Board, as quoted by Bloomberg LP, as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by substantially all of the Company’s assets, has a two-year term and accrues interest at 5% per annum. In the event the Secured Convertible Debenture is redeemed, then BSI will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of June 17, 2005. BSI is registering in this offering 150,000,000 shares of common stock underlying the Secured Convertible Debenture. BSI received $125,000 from the issuance of the initial Secured Convertible Debenture, in the principal amount of $125,000, on June 17, 2005, and another $125,000 on July 15, 2005 from the second Secured Convertible Debenture, and will receive $1,000,000 from the issuance of the third Secured Convertible Debenture, two days prior to the filing of the accompanying registration statement with the Securities and Exchange Commission.

•
Warrant. On June 17, 2005, the Company issued to Cornell Capital Partners a warrant for 20,000,000 of the Company’s common stock has an exercise price equal to $0.05 or as subsequently adjusted under the terms of the warrant. The warrant expires five years from June 17, 2005. BSI is registering in this offering 20,000,000 shares of common stock issued pursuant to this warrant.

There are certain risks related to sales by Cornell Capital Partners, including:

•
The outstanding shares are issued based on a discount to the market price. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of our common stock.

•
To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress our stock price.

•
The significant downward pressure on the price of our common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of our common stock.

USE OF PROCEEDS

This Prospectus relates to shares of BSI’s common stock that may be offered and resold from time-to-time by the selling stockholder. There will be no proceeds to us from the resale of shares of common stock in this offering. However, we will receive the proceeds from the issuance of the Secured Convertible Debentures issued to Cornell Capital Partners as described herein.

BSI is registering an aggregate of 170,000,000 shares of its common stock, consisting of 150,000,000 underlying the Secured Convertible Debentures and 20,000,000 issued to Cornell Capital Partners on June 17, 2005.

For illustrative purposes, we have set forth below our intended use of proceeds we may receive under the Secured Convertible Debentures. The table assumes estimated offering expenses of $85,000.

Gross Proceeds:	$1,250,000
Less Offering expenses	(85,000)
Less 20% Discount on Purchase Price	(250,000)
Net Proceeds	$915,000
USE OF PROCEEDS:
Corporate and Working Capital	$915,000
Total	$915,000

BSI has represented to Cornell Capital Partners that the net proceeds BSI may receive under the Secured Convertible Debentures will be used for general corporate and working capital purposes. Under the Securities Purchase Agreement, in no event may BSI use the net proceeds it receives under the Secured Convertible Debentures for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of BSI, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to BSI, or BSI has indemnified such person from liability.

DILUTION

The net tangible book value of BSI as of March 31, 2005 was ($978,738), or ($0.009236) per share of common stock outstanding on March 31, 2005. Net tangible book value per share is determined by dividing the tangible book value of BSI (i.e., total assets less total intangible assets less total liabilities) by the number of outstanding shares of BSI common stock. Since this offering is being made solely by the selling stockholder and none of the proceeds will be paid to BSI, BSI’s total assets less total intangible assets will be unaffected by this offering.

PLAN OF DISTRIBUTION

The selling stockholder has advised us that the sale or distribution of our common stock owned by the selling stockholder may be effected directly to purchasers by the selling stockholder, and with the exception of Cornell Capital Partners as principal or through one or more underwriters, broker-dealers or agents from time-to-time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholder or by agreement between the selling stockholder and underwriters, broker-dealers or agents, or purchasers. If the selling stockholder effects such transactions by selling its shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder and any broker-dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Cornell Capital Partners will, upon conversion of the Secured Convertible Debentures, pay us the lesser of (a) 120% of the closing bid price of the common stock as listed on the Over-the-Counter Bulletin Board, as quoted by Bloomberg LP, as of the effective date of the Secured Convertible Debentures, or (b) 80% of the lowest closing bid price of the common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date.

Cornell Capital Partners was formed in February of 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support our stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

In consideration of Cornell Capital Partners’ execution and delivery of the Secured Convertible Debentures, BSI will indemnify Cornell Capital Partners, and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by BSI in the Secured Convertible Debentures or Registration Rights Agreement in connection therewith or any other document contemplated thereby; (ii) any breach of any covenant, agreement or obligation of BSI contained in the Secured Convertible Debentures or the Registration Rights Agreement executed in connection therewith or any other document contemplated thereby; or (iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the Secured Convertible Debentures or any document in connection therewith.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed broker-dealers. The selling stockholder is advised to ensure that any underwriters, broker-dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock in this offering may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

BSI will pay all the expenses incident to the registration, offering, and sale of the shares of common stock to the public hereunder other than commissions, fees, and discounts of underwriters, broker-dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses consist of a United States Securities and Exchange Commission registration fee of $1,540.69 printing and engraving fees and expenses of $2,500 accounting fees and expenses of $20,000, legal fees and expenses of $50,000, and miscellaneous expenses of $10,959.31. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholder.

The selling stockholder should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended, will apply to purchases and sales of shares of common stock by the selling stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this Prospectus. The selling stockholder is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the United States Securities and Exchange Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS

General

The following discussion and analysis should be read in conjunction with the consolidated financial statements, and the notes thereto, accompanying this Prospectus. The information contained below includes statements of BSI’s or management’s beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For an overview of BSI, please see the section of this Prospectus entitled “Description of Business”, which follows this section.

Going Concern

Management believes that the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception.

The extended period over which losses have been experienced is principally attributable to two factors: lack of capital and long sales lead times. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI’s potential customers are large corporations or governments. Adopting BSI’s products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product.

In order to fund activities until positive operating cash flow is achieved, management recognizes that BSI must generate revenue from its operations and must raise capital from the sale of its securities. BSI anticipates that the capital raised under the Secured Convertible Debentures issued to Cornell Capital Partners, as described below, will be sufficient to fund BSI’s activities for an additional 3 month period. However, no assurances can be given that BSI will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

Critical Accounting Policies And Estimates

Management’s discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including but not limited to, those related to inventories, accrued liabilities, and the valuation allowance offsetting deferred income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations include those listed below, as well as our valuation of equity securities used in transactions and for compensation, and our revenue recognition for restaurant operations and franchising methods.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BSI, Inc. and its subsidiary, BSI Operating, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Cash And Equivalents

BSI considers all highly liquids instruments purchased with an original maturity of three months or less to be cash equivalents. BSI continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Inventories

Inventory consists of raw materials and is stated at the lower of cost or market, determined using the first-in, first-out method (“FIFO”).

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of five to seven years. Leasehold improvements are amortized over a five and one-half year period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

BSI recognizes revenue in compliance with the United States Security and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements”. Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through August 8, 2005, revenues earned represented product sales as well as sales to distributors of demonstrations units of the Company’s products. Transaction-based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect. Distribution rights revenue is recognized ratable over the life of each underlying distribution agreement.

Intangible Assets

Intangible assets include trademarks and patents, which are recorded at cost. To date, BSI has been awarded one U.S. patent, and has several provisional and non-provisional applications for patents pending with the United States Patent and Trademark Office. Once accepted, BSI will begin amortization over the life of each patent.

Income Taxes

BSI recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Advertising Costs

BSI expenses advertising costs as incurred.

Software And Research And Development Costs

Expenditures made for research and development are charged to expense as incurred.

Costs incurred to date for the development of BSI’s products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of the Financial Accounting Standards Board’s (“FASB’s”) Statement of Financial Account Standards (“SFAS”) No. 86 “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”

Basic And Diluted Earnings Per Common Share

Basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

SEC Inquiry

In 2003, BSI received requests from the United States Securities and Exchange Commission’s Central Regional Office for certain documents including those concerning arrangements with certain strategic partners, relationships with The Department of Homeland Security and the United States Immigration and Naturalization Service, recent issuances of securities, investor relations, and information relating to investment opinions distributed by third parties. BSI responded promptly and fully and will cooperate with any further requests. The United States Securities and Exchange Commission’s letter states that the Staff’s inquiry should not be construed as an indication that any violations of securities laws have occurred or as an adverse reflection on any individuals, entities, or investments. There have been no further developments or requests received in 2004.

On June 27, 2005, BSI was contacted by the Staff of the United States Securities and Exchange Commission during the course of a routine review of its periodic filings and made inquiries regarding certain of BSI’s accounting policies. As a result of this inquiry, management re-evaluated BSI’s accounting for certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows. Following the evaluation, BSI determined that the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows  for the fiscal year ended December 31, 2004 should be restated in the Form 10-KSB for the fiscal year ended December 31, 2004 and the Form 10-QSB for the quarter period ended March 31, 2005. The effect of these errors on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows was considered material.

These errors arose as a result of BSI issuing secured convertible debentures to Cornell Capital Partners, LP in October and December of 2004, which debentures by their terms were immediately convertible into shares of BSI common stock at a conversion price per share that was less that the then-current market price of BSI’s common stock. BSI should have recorded financing costs because the debentures had intrinsic value (i.e., the conversion price per share was less than the market price per share of BSI’s stock at the time of conversion).

Accordingly, on August 8, 2005, BSI filed an amended Form 10-KSB for the fiscal year ended December 31, 2004, and an amended Form 10-QSB for the quarterly period ended March 31, 2004 in order to restate the financial's as described above.

Financial Condition

We had net losses of $2,419,238 and $1,568,978 for the years ended December 31, 2004 and December 31, 2003, respectively. For the three months ended March 31, 2005, we incurred a net loss of $770,614. As of August 8, 2005, we had cash and cash equivalents of $5,028 and current liabilities of $278,672. We do not have sufficient cash or other current assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our 2004, 2003, 2002 and 2001 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

Results of Operations For The Three Month Period Ended March 31, 2005 Compared To The Same Period Ended March 31, 2004

Revenue

We had revenues of $1,594 during the three months ended March 31, 2005, as compared to $1,250 for the comparable period in the prior year, an increase of $344, or 22%. 2005 and 2004 revenues represent revenues from distribution rights sold during 2004, which are being recognized ratably over the four-year term of the underlying agreements.

Operating Expenses

Operating expenses for the three months ended March 31, 2005 were $652,917 and represent an increase of $189,736 or a 41% increase in operating expenses of $463,181 for the comparative period ended March 31, 2004.

The largest component of operating expenses for the periods ended March 31, 2005 and 2004 related to general and administrative expenses. For the period ended March 31, 2005, general and administrative expense were $333,630, an increase of $72,679 or nearly a 28% increase in general and administrative expenses of $260,951 for the comparative period ended March 31, 2004. This increase is attributable to a decrease in salary expense of $14,552, a decrease in contracted services in the amount of $12,055, an increase of $33,173 or 195% for legal fees, an increase in insurance costs of $47,835, and an increase of $10,000 or 100% in costs associated with BSI’s South African venture. This venture involves BSI banking technology as it applies to remote bank locations located in South Africa. BSI has filed a patent application in South Africa entitled “Option Banking Card” and is negotiating with banks in South Africa to include BSI’s products in remote locations throughout South Africa. The salary decrease is due to a one-time bonus that was paid during the first quarter of 2004. The increase in insurance is attributed to the addition of an officers and directors liability insurance policy. Legal fees increased as a result of defense costs associated with an ongoing lawsuit against BSI.

BSI further had selling expenses for the three months ended March 31, 2005 of $121,370, as compared to $87,121 for the period ended March 31, 2004, which represents an increase of $34,249 or 39%. The increase in selling expenses is attributable to salary expense of $16,453, an increase in consulting fees of $3,980 or 66%, a decrease in travel and entertainment expenses of $14,350 or 33%, an increase in advertising and tradeshow expenses in the amount of $18,394 or 276%, and an increase in video production costs of $9,638 or 100%. The increase in selling costs is attributable to increased sales and marketing efforts at trade shows and through distribution of video and other literature on BSI.

BSI also had research and development expenses of $197,917 for the quarter ended March 31, 2005, as compared to $115,109 for the period ended March 31, 2004, an increase of $82,808 or 72%. This increase is attributable to salary expense of $8,285 or 9%, an increase in consulting fees of $46,120 or 237%, along with an increase of $28,305 or 403% for research and development components. The cost increase is attributable to the ongoing development, testing and certification of BSI’s products.

Other Expenses

BSI had net interest expenses of $16,374 for the quarter ended March 31, 2005, as compared to net interest expense, of $22,577, for the comparative period ended March 31, 2004, a decrease of $6,203 or 27%. BSI also had financing costs of $102,917 for the three months period ended March 31, 2005, as compared to $35,428 for the comparable period in 2004, an increase of $67,489 or 190%. The financing costs are related to the equity line of credit placed with Cornell Capital Partners.

Net Loss

For the three months ended March 31, 2005, we incurred a net loss of $770,614 or $0.01 per share, which was an increased loss of $250,679 or $0.003 per share from the net loss of $519,935 or $0.01 per share for the comparable period in the prior year.

Results Of Operations For the Year Ended December 31, 2004, as Compared To The Year Ended December 31, 2003

Overall Results Of Operations

For the year ended December 31, 2004, BSI incurred an overall loss of $2,419,238 or $0.03 per share, which was an increase from the loss of $1,568,978 or $0.04 per share for the comparable period in the prior year.

Revenue

BSI had revenues of $5,918 and $34,440 during the one-year periods ended December 31, 2004 and 2003, respectively, or a decrease of $28,522 or 83%. Such revenues were from the sale of demonstration units and software development kits to potential distributors of BSI’s products and distributions fees.

Operating Expenses

Operating expenses for the year ended December 31, 2004, were $1,958,515 and represent an increase of $476,542 or nearly a 32% increase in operating expenses of $1,481,973 for the comparative period ended December 31, 2003.

The largest component of operating expenses for the periods ended December 31, 2004 and 2003 related to general and administrative expenses. For the period ended December 31, 2004, general and administrative expense were $1,048,073, an increase of $287,803 or nearly 38% in general and administrative expenses of $760,270 for the comparative period ended December 31, 2003. This increase is attributable to a decrease in fees of $43,625 incurred in connection with the merger with KFI, salaries, payroll taxes and related benefits of $155,890, shareholder relations expense included in selling in the prior year of $8,832, a decrease in legal fees of $58,237, an increase in accounting and auditing fees of $35,420, general office expenses of $30,921, an increase in consulting fees of $150,275, and increases in other expenses directly related to increased levels of activity.

BSI had selling expenses for the year ended December 31, 2004 of $367,807, as compared to $275,098 for the comparative period ended December 31, 2003, a decrease of $92,709 or 34%. The increases in selling expenses are primarily attributable to salary expense of $37,381, a decrease in consulting fees of $19,551, travel and entertainment expenses of $47,119, a decrease in material development and trade show costs of $3,240, and an increase in demonstration unit costs of $30,565.

BSI had research and development expenses of $542,635 for the year ended December 31, 2004, as compared to $446,605 for the year ended December 31, 2003, an increase of $96,030 or 22%. This increase is attributable to research and development components of $36,753, consulting fees of $64,248, and decreases in travel and entertainment, salaries and wages and other costs totaling $4,982. These costs were expensed as incurred and increased as a result of the needs identified relating to potential markets for BSI’s products in various parts of the world.

Other Expenses

As to the other expenses, BSI had other expense of $466,641 for the year ended December 31, 2004, as compared to other expense of $53,459 for the year ended December 31, 2003, which represents an increase of $413,182 or 773%. BSI had interest expense of $53,864 and $8,152 for the years ended December 31, 2004 and 2004, respectively, which represents a $45,712 or 561% increase. BSI had interest income of $3 and $1,636 for the years ended December 31, 2004 and 2003, respectively, or a decrease of $1,633 or 99%. BSI incurred financing costs of $413,030 and $46,943 during 2004 and 2003, respectively, or an increase of $336,087 or 780%, related to the equity line of credit with Cornell Capital Partners, which were partially paid in lieu of interest.

Liquidity And Capital Resources

As of August 8, 2005, we had cash and cash equivalents of $5,028, current assets of $114,959, and current liabilities of $278,672. We have sufficient cash or other current assets to meet our current liabilities. We do not have sufficient cash to fund our operations beyond August 8, 2005.

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ending December 31, 2004, 2003, 2002 and 2001, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

On February 4, 2004, BSI received net proceeds of $223,559 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note was due on May 12, 2004. The note was secured by substantially all of BSI’s non-cash assets. BSI paid cash fees of $26,441 in connection with the issuance of the note. Subsequently, BSI effectively repaid this note pursuant to draw-downs under the Equity Line.

On March 3, 2004, BSI received net proceeds of $229,524 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note was due on June 23, 2004. The note was secured by substantially all of BSI’s non-cash assets. The note had an interest rate of 12%. BSI paid cash fees of $20,476 in connection with the issuance of the note. Subsequently, BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On April 14, 2004, BSI received net proceeds of $229,679 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note was due on June 23, 2004. The note was secured by substantially all of BSI’s non-cash assets. The note did not bear interest during its term. BSI paid cash fees of $20,321 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 8, 2004, BSI received net proceeds of $320,208 from a $350,000 secured promissory note issued to Cornell Capital Partners. The note was due on September 20, 2004. The note was secured by substantially all of BSI’s non-cash assets. The note had an interest rate of 12%. BSI paid cash fees of $29,792 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 18, 2004, BSI received net proceeds of $231,935 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note was due on October 18, 2004. The note was secured by substantially all of BSI’s non-cash assets. The note had an interest rate of 12%. BSI paid cash fees of $18,065 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On September 13, 2004, BSI issued 990,099 shares of common stock to Cornell Capital Partners for $50,000 cash. Costs associated with this transaction were $2,500.

On October 7, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due October 7, 2007. On December 10, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due December 10, 2007. On January 19, 2005, BSI issued a 5% convertible debenture in the amount of $250,000 to Cornell Capital Partners that is due January 19, 2008. The debentures are convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average Price on the closing date (October 7, 2007, December 10, 2007 and January 19, 2008, respectively) or 80% of the average of the three (3) lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five (5) trading days immediately preceding the conversion date (date on which BSI receives a notice of conversion from Cornell Capital Partners). The debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three (3) days advance notice any or all of the outstanding debenture amount at its sole discretion.

The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. Cornell Capital Partners has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell Capital Partners has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell Capital Partners upon conversion, which has resulted in a $125,000 charge to operations during 2004 for each of the convertible debentures issued during 2004. A $62,500 charge to operations was taken during the first quarter of 2005 for the debenture that issued during January 2005.

In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

On November 4, 2004, BSI received net proceeds of $178,051 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note was due on December 4, 2004. The note was secured by substantially all of BSI’s non-cash assets. The note had an interest rate of 12%. BSI paid cash fees of $21,949 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On December 10, 2004, BSI received net proceeds of $435,723 from a $500,000 secured promissory note issued to Cornell Capital Partners. The note was due on March 11, 2005. The note was secured by substantially all of BSI’s non-cash assets. The note had an interest rate of 12%. BSI paid cash fees of $64,277 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 17, 2005, BSI issued a 5% convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due June 17, 2007. Any part of the principal amount of the Secured Convertible Debenture, plus accrued interest thereon, is convertible at any time up to maturity, at Cornell’s option, into shares of the Company’s common stock, par value $0.001, a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on the Over-the-Counter Bulletin Board, as quoted by Bloomberg LP, as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by substantially all of the Company’s assets, has a two-year term and accrues interest at 5% per annum. The debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

On July 15, 2005, BSI issued a 5% convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due July 15, 2007. Any part of the principal amount of the Secured Convertible Debenture, plus accrued interest thereon, is convertible at any time up to maturity, at Cornell’s option, into shares of the Company’s common stock, par value $0.001, a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on the Over-the-Counter Bulletin Board, as quoted by Bloomberg LP, as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by substantially all of the Company’s assets, has a two-year term and accrues interest at 5% per annum. The debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell may continue to convert the remaining outstanding debenture. In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

Capital Resources

On July 5, 2005 we entered into a Securities Purchase Agreement with Cornell Capital Partners, dated as of June 17, 2005. Pursuant to the Securities Purchase Agreement, BSI may sell to Cornell Capital Partners up to $1,250,000 of secured convertible debentures pursuant to the terms contained in the Secured Convertible Debentures.

Pursuant to the terms of the Securities Purchase Agreement, on July 5, 2005, the Company issued to Cornell Capital Partners a secured convertible debenture in the principal amount of $125,000, dated as of June 17, 2005 (the “Secured Convertible Debenture”). Any part of the principal amount of the Secured Convertible Debenture, plus accrued interest thereon, is convertible at any time up to maturity, at Cornell’s option, into shares of the Company’s common stock, par value $0.001, a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on the Over-the-Counter Bulletin Board, as quoted by Bloomberg LP, as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by substantially all of the Company’s assets, has a two-year term and accrues interest at 5% per annum. In the event the Secured Convertible Debenture is redeemed, then BSI will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of June 17, 2005. BSI is registering in this offering 170,000,000 shares of common stock underlying the Secured Convertible Debenture.

BSI received $125,000 from the issuance of the initial Secured Convertible Debenture, in the principal amount of $125,000, on June 17, 2005, and another $125,000 on July 15, 2005, from the issuance of the second Secured Convertible Debenture. BSI will receive $1,000,000 two days prior filing of the accompanying registration statement with the Securities and Exchange Commission.

Plan Of Operations

BSI continues to rely on funding by Cornell Capital Partners while it pursues potential sales of its Employee Tracking System and Access Control and Site Security products to commercial customers located in the United States, Middle East, South Africa, and Germany.

If a contract is awarded, BSI anticipates that it will need to increase the size of its staff to approximately 15 to 25 employees and consultants (we currently have eight full-time employees and three consultants) and will need to establish and enhance its production capabilities. We expect that these activities will require additional financing.

If a contract is not awarded, BSI may be required to significantly reduce its administrative costs, salaries and research and development activities until such time as a new plan of action can be developed. The new plan, if required, may include locating additional sources of funding or merger and acquisition activities.

We do not have sufficient cash flow from operations to sufficiently meet all of our cash requirements for the next 12 months. Our ability to continue as a going concern is dependent upon our ability to attain a satisfactory level of profitability, have access to suitable financing, satisfy our contractual obligations with creditors on a timely basis, and develop further revenue sources.

DESCRIPTION OF BUSINESS

Formation

On March 31, 2003, Knowledge Foundations, Inc. (“KFI”), now known as BSI2000, Inc., closed its reverse triangular merger with BSI2000, Inc., a privately held Colorado corporation. Immediately prior to the closing, KFI spun-off all of its assets and liabilities (except for a $50,000 note payable and related accrued interest of $6,825) to Dr. Richard Ballard, Jan Pettitt, Michael Dochterman, Robert A. Dietrich, Joel Vest, all of whom are directors, officers, and/or principal shareholders of KFI, and certain other KFI shareholders. In connection with this spin-off, 34,105,900 shares of the common stock of KFI surrendered by the foregoing parties were cancelled. After this spin-off, 5,027,818 shares of KFI remained outstanding.

In closing the reverse merger transaction, KFI issued 45,122,570 shares of its common stock for all of the outstanding shares of common stock of BSI. Immediately following the closing, KFI changed its name to “BSI2000, Inc.” and BSI2000, Inc., a wholly-owned subsidiary of KFI as a result of the merger, changed its name to “BSI Operating, Inc.”

As a result of the foregoing transactions, KFI divested itself of its business and acquired the business of BSI2000, Inc. For financial reporting purposes, the foregoing transactions have been accounted for as a recapitalization of BSI2000, Inc. Accordingly the net increase in the BSI2000, Inc. outstanding shares of 41,363,488 shares (from 8,786,900 to 50,150,388 shares of common stock) has been reflected in the financial statements as shares issued in the recapitalization of BSI2000, Inc.

As a result of the accounting method adopted to record the reverse merger, the historical financial statements of BSI2000, Inc. have become the historical financial statements of the continuing entity for financial reporting purposes. The historical financial statements of KFI are not presented herein.

Business

BSI2000, Inc. was incorporated under the name “Unified Data Link, Incorporated” in July 1993, and changed its name to “Bank Systems 2000, Inc.” in April 1995. The company changed its name to “BSI2000, Inc.” (“BSI”) on May 19, 1995. BSI has a contract to buy optical cards, card reader heads, and software from LaserCard Systems Corporation, a division of Drexler Technology under a value-added reseller volume pricing agreement. See “Current Contracts-LaserCard Systems” below. BSI develops and markets proprietary applications of optical card technology, using the LaserCard® products.

BSI’s management believes that government agencies and companies in many industries have interest in developing new identification systems and end-user data management techniques that integrate carried data that can be updated onsite. For example, BSI management has presented the BSI technology to the Department of Homeland Security, the new Transportation Security Administration, the Maritime Administration, the United States Coast Guard, several port authorities, and others that have expressed interest. The United States Immigration and Naturalization Service (the “INS”) purchased a pilot unit from BSI in 2003; however, no other entities, including the foregoing, have purchased product from BSI as of the date hereof. BSI management has also presented its technology to commercial companies resulting in teaming and strategic alliance agreements with several such companies.

BSI has developed technology that integrates special hardware and proprietary, patent-pending software, to provide turnkey optical card systems for the national identification and other card markets. BSI develops software applications for commercial and government customers. We expect to sell secure encrypted optical cards for distribution to customers’ end-users (e.g., employees, patients, immigrants, etc.), as well as reading/writing transaction processing units that confirm the card carrier’s identity with biometrics and allow updating of the information on the card, as well as providing a complete audit trail of the use of the card. Each optical card system is developed specifically for the customer’s needs. Categories of development for prospective customers include government agencies, industrial companies, and healthcare providers.

The cards are designed to securely store identification data (i.e., name, address, photograph, fingerprint, etc.), and other information desired by the customer (e.g., pension or health and medical data, police records, or border crossing and employment dates) in an updateable digital form. We believe that optical cards are essential due to their extreme high data capacity (equivalent to 1,500 typewritten pages), reliability and high security, their ability to have data partitioned to separate physical secure areas on the card, and ease of use and updating.

The plastic cards, which are about the same size as credit cards, are produced by the end-user for a customer employee at a transaction station (e.g., in a hospital, at a border crossing, etc.). The cards are first “read” at the station: user identification is visually confirmed by display of a color photograph (stored in the card) on the monitor, and digitally confirmed by comparing the user’s fingerprint (also stored in the card) to the optical reading of the user’s finger print at the transaction station. Then, the transaction station reads extensive data from the card, and new information can be added with a computer keyboard. The units run on AC current and are about the size of a shoebox. In contrast to “smart card” systems in which the card reader usually runs off a personal computer, all the optical card unit’s computing power is contained in the unit; the unit cannot be used for any other purpose, and usually is much easier to operate than smart card systems, which require a reader unit and a personal computer (not just the keyboard). Also, the card data is personal to the carrier. The transaction station manager cannot store or copy the card identification or any other data because the system is inherently offline (i.e., no online communications with a personal or main frame computer are needed to access the card).

Optical cards provide about 1,000 times the memory, 30 times the update speed, and far more security and reliability than smart chip cards. Optical cards can store thousands of transaction records, account balances, audit trails, medical and insurance information, digital photographs, and personal databases. Any information that can be stored in a computer can be recorded and managed on an optical card.

Current Products. BSI has developed three related products, each with biometric verification procedures:

Securus 2000 Access Control And Site Security. This product is designed to meet the most demanding security needs. Any number of these units can be linked together over an integrated and crypto-secure local network to cover any number of doors and buildings in a site. The entire system may be linked over the Internet to a remote control site. Each security officer has an administrative card to monitor and enable specific actions of controlling personnel.

Civilitas 2000 Government Id. The Civilitas (the Latin word for citizen) card is for government issue, to record identification data, and allows up to 16 separate government programs to be tracked and monitored on a single card, including border crossings, medical records, social pension eligibility and cash transfers, medical records, police records, etc. Each partition has its own crypto key. Border crossings also may be monitored and flagged by advanced heuristic software techniques to automatically flag suspicious events for closer inspection by personnel.

Technical Information. BSI’s systems use the optical cards to provide automatic fingerprint and signature verification, and photographic confirmation, to prevent card use by unauthorized persons. The data is safe and secure, in contrast to smart chip cards, which can be unstable due to static electricity and magnetic fields such as used in airport security.

The optical cards may be partitioned into separate physical areas, each used for a different program: basic identification information may be stored in a common area; pension payments data in another; medical and health in another (itself partitioned for sensitive information such as psychiatric, HIV/AIDS, etc.). Each partitioned data area is protected by its own security system.

Permanent data storage capacity on the card allows a complete audit trail to be maintained for all transactions. Such audit mechanisms are mandatory in order to reconstruct events after fraudulent use or system malfunction. Laws in many countries require such mechanisms to be in place.

The large card capacity means that if the end-user wishes, almost all sensitive information (e.g., digital fingerprints) can reside only on the card and not in a central database, an important feature to gain citizen acceptance of identification cards.

BSI’s systems all use a specific variation or application of the standard BSI developed transaction software and hardware protocol (named “ToolKit 2000”). The ROM-resident real-time process control software, that is embedded in the processing unit, consists of a combination of the standard BSI C/C++ coded modules from the following list: Embedded Windows NT multitasking operating system interface, optical drive interface and control, TCP/IP communications control for partially online systems, digital input/output module control, external interface control, printer formatting and control, database systems, crypto system, magnetic stripe reader control, barcode scanner control, fingerprint identification and control, signature verification and control, and components. The optical card reader head and related software is purchased from LaserCard Systems Corporation.

BSI continues to develop (and apply for patent protection covering) software in the area of strong encryption techniques and high-performance data management methods for optical card systems. BSI currently has approximately twenty-five patent applications pending and one patent approved. These methods are required for secure and efficient optical card systems to be safely used in the field. Other patent applications cover the use of the technology.

The hardware for most applications is fairly straightforward and consists of a metal or plastic shell, internal bracketry, power supply and switching, control button and status LEDs, color LCD screen, single board process control computer, integrated optical card device, sound transducer, thermal printer, and others.

Devices integrated into BSI systems include fingerprint scanners, signature verification pads, and external door lock controls. The device is about the same size and shape as a shoebox.

Patents. BSI’s business model is to contract with much larger companies to develop or expand specific vertical markets for their products and sell our products through these larger companies. In this way competitors must evaluate the cost of overtaking the larger partner company, which is already dominant in the market, which BSI believes represents a significant barrier to entry. We believe that a primary value of BSI’s patents, if awarded, will be to attract larger companies to contract with BSI, and protect their market share as well as protect BSI’s technology from copying by its partners and their competitors.

BSI has applied to the U.S. Patent & Trademark Office for the following patents among others: (i) patents covering the uses or methods of using certain technology which it has developed, including methods for entering and storing medical records by using bar codes and optical scanning to rapidly update records in less than several minutes; (ii) patents involving a novel method of recording medical information with automatic analysis of statistical trends of the data by using card-based heuristic software techniques; (iii) patents involving drug testing and personnel access to controlled areas (for controlling checkout of company or agency tools and equipment); and (iv) patents involving the use of biometric data (e.g., digital fingerprint, signature and photograph) for controlling access to equipment and other assets. To date, one patent has been issued to BSI. To date, BSI has filed approximately 25 patent applications in the United States and one in South Africa.

Sales And Marketing, And Sources Of Revenue. BSI’s sales and marketing strategy and our plan to create sources of revenue has three primary components:

1.    Contract with a larger company that is dominant in a sector or country.

2.    Where possible, negotiate contracts to include ongoing transaction fees, which will be earned each time an optical card is used (e.g., $0.02 - $0.06 per use).

3.    Negotiate contracts to include the sale of transaction units, optical cards, replacement optical cards, and maintenance fees. We anticipate that the transaction units will be sold through the dominant companies with which we intend to associate. BSI intends to sell the systems with slim margins, because management believes significantly more revenue can be obtained through selling the cards and through transaction fees. In the typical project, as much as 95% of the initial costs comes from the high margin cards. In some instances we may sell units at or below cost to access the revenue streams from cards and transactions. BSI intends to sell unique optical cards directly to customers, which are then distributed to end-users. The cost of optical cards is almost always the dominant initial expense for the customer. BSI’s systems require BSI-supplied cards that must be cryptologically initialized and embossed with our logo. In addition, BSI intends to sell replacement cards to customers, who are accustomed to replacing cards (e.g., credit cards) every two years or so. BSI buys stock cards from LaserCard Systems Corporation. BSI also warrants the transaction units for one year, then charges for maintenance.

Current Contracts

It is important to note that BSI has not yet delivered product in any significant quantity; however, BSI has also put into place various teaming and alliance agreements with substantial external partner companies as follows:

L.C. Sistemia. On May 7, 2001, BSI signed a strategic alliance agreement with L.C. Sistemia (“LCS,” an Italian systems engineering and project management company with offices in Rome). Pursuant to legislation enacted in 2000 to implement a secure national identification card system, the Italian government awarded two contracts. One contract is held by Siemens A.G. to install and operate card initialization systems (i.e., issuance of secure optical cards) for ultimately up to 58,000,000 people. The second contract is held by LCS to supply the optical cards and card transaction units for use in passport offices, medical clinics, police stations, post offices, and other government offices.

Until May 7, 2011, BSI has the exclusive right to develop and market the transaction units into Italy through LCS, as required to satisfy LCS’ contract with the Italian government. LCS has agreed not to design, market or sell any other company’s optical card transaction units to the Italian government. The price for the units will be BSI’s actual direct cost plus 25%. Development costs and changes in products will be borne by BSI. BSI will be paid an additional amount equal to a 1% royalty on all amounts paid for optical cards sold into Italy by LaserCard Systems Corporation, and this royalty will be paid to BSI by LaserCard Systems Corporation. As of the date hereof, BSI has not received an initial order for transaction processing units or an estimate of the amount of the initial order or the timing thereof.

BSI has the right to terminate the agreement with LCS if sales into Italy are less than target levels. BSI has developed the Civilitas 2000 national identification card system, which will be used in the LCS portion of the encryption and data programming of cards for the Italian government system. BSI retains all rights to this technology, and intends to market similar systems to other governments in the future.

LaserCard Systems. BSI signed a one-year agreement with LaserCard Systems Corporation on April 28, 2000, which was renewed on June 3, 2004 for a term expiring on June 4, 2005. LaserCard has the right to sell its products to other resellers and end-users. To date, BSI has bought a limited amount of products from LaserCard but will rely upon this vendor for cards and parts to satisfy orders received in the future.

Plastic Card Solutions, Inc. On August 1, 2005, BSI entered into a distribution agreement with Plastic Card Solutions, Inc. (PSC) of Lisle, Illinois. PSC is a distribution of card-related products with sales efforts in northern Illinois, Indiana and southern Wisconsin. The distribution agreement, which has a term of 3 years and can be renewed n/a, calls for PCS to purchase demonstration equipment from BSI for a period of 3 years.

BSI2000-Europe. On August 1, 2005, BSI entered into an agreement with Elpple Multimedia, GmbH of Westerheim, Germany to form BSI2000-Europe to develop the market for BSI2000 products throughout Germany and Europe.

Competition

BSI has two sources of competition. In our opinion, the most serious competition comes from chip cards which are plastic credit card sized cards that contain embedded computer chips. Chip cards address markets where only very small amounts of low-value data is manipulated (e.g., telephone cards). We believe that applications that require larger amounts of data manipulation (e.g., medical cards) or higher security (e.g., bank cards) are better served by optical cards with their larger memory (1,000x), greater speed (30x for writing in data), and more robust reliability (i.e., impervious to static electricity and other environmental damage). However, most consumers are familiar with chip cards but not with optical cards.

The other source of competition is tactical. BSI is aware of only one other competitor, Zerco Systems, Inc., a small company that markets embedded optical card systems of any form. BSI believes it can compete effectively against Zerco as Zerco sells to end-users (and to our knowledge, only those located in the United States), while BSI’s strategy is to sell to larger companies, like L.C. Sistemia, on a worldwide basis.

Manufacturing, Support And Facilities

BSI outsources hardware manufacturing to one or more contract assembly houses on a turnkey basis; the manufacturer manages all parts purchasing, inventory control, quality control, fabrication and assembly, testing, as well as burn-in operations.

Fully tested and finished hardware products will be shipped to BSI’s office in Lakewood, Colorado where the proprietary control and security software is loaded and crypto keys installed. After complete checkout, the finished software and hardware units are packaged, inventoried, and shipped to the end-user.

We believe that the primary advantages to this approach include the ability to control inventory on an agile 30-day (or less) schedule, the ability to benefit from the parts purchasing power of a large assembler, and the elimination of direct purchasing and components overhead.

Except for the card reader drives and heads BSI buys from LaserCard Systems, all purchased electronic components for the products are standard and commercially available from multiple sources. A typical BSI machine has several hundred inventoried components and subassemblies including a number of custom machined pieces.

Research And Development

BSI expended $542,635 in 2004 for research and development (R&D) purposes as compared to $446,605 in 2003. This increase is attributable to R&D components of $36,753, consulting fees of $64,248 and decreases in travel and entertainment, salaries and wages and other costs totaling $4,982. These costs were expensed as incurred and increased as a result of the needs identified relating to potential markets for BSI’s products in various parts of the world.

Employees

As of August 8, 2005, we have 11 full-time employees and three part-time consultants. These employees are involved in software programming and support, sales, marketing and deployment of product, and administrative and financial operations. None of our employees is represented by a labor union, and we have never experienced a work stoppage. We believe our relationship with our employees to be good. However, our ability to achieve our financial and operational objectives depends in large part upon our continuing ability to attract, integrate, retain and motivate highly qualified sales, technical and managerial personnel, and upon the continued service of our senior management and key sales and technical personnel. Competition for such qualified personnel in our industry and the geographical locations of our offices is intense, particularly in software development and technical personnel.

MANAGEMENT

As of August 8, 2005, the directors and executive officers of BSI, their age, positions in BSI, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:

Name of Director/ Executive Officer	Age	Position	Period Served (1)
Jack Harper	52	Chairman and President	1995 to present
Richard A. Kirk	74	Director and Secretary	1995 to present
John D. Woods, Sr.	65	Director	2005 to present

(1) Period served includes the period served in same capacity with BSI, Inc., a private Colorado corporation.

None of BSI’s directors or executive officers is a director of any company that files reports with the United States Securities and Exchange Commission.

Family Relationships

There are no family relationships between or among the directors and executive officers.

Legal Proceedings

None of BSI’s directors have been involved in legal proceedings.

Audit Committee Financial Expert

BSI does not have an audit committee, nor an audit committee financial expert.

Election Of Directors

BSI’s directors are elected at the annual meeting of stockholders and hold office until their successors are elected. BSI’s officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors and are subject to employment agreements, if any, approved and ratified by the Board of Directors.

Background of Directors

Jack Harper, President, Chief Executive Officer, And Chairman of the Board

Mr. Harper has been President and Chairman of the Board of BSI since late 1995. Previously, from 1989 until 1994, Mr. Harper was President of Technology Fusion, Inc., a company that specialized in low-cost add-in video hardware products for the Apple Macintosh. Mr. Harper received an MBA from the University of Denver in 2000, having completed all studies in 1992; in 1975, Mr. Harper received a B.S. in Electrical Engineering and a B.A. in Mathematics with a Minor in Russian Language from the University of Houston.

Richard A. Kirk, Secretary And Director

Mr. Kirk has been a Director of BSI since August 1995 and acting Secretary since July 1999. He was Chairman of the Board of Access Long Distance, a long distance provider that was sold in 2001. Mr. Kirk worked for United Bank of Denver/Norwest Bank/Wells Fargo from 1958 through 1990, ultimately serving as Chairman, President and Chief Executive Officer. In 1986, Mr. Kirk was elected Vice Chairman of the United Banks of Colorado, Inc. (now Wells Fargo). In 1992, he retired from the Norwest Bank Denver but continues as Chairman Emeritus and serves on its Advisory Board. He is a graduate of the Haverford College; the Advanced Management Program of the Harvard Business School; and the Stonier Graduate School of Banking at Rutgers University. Mr. Kirk serves on boards of several nonprofit institutions and is an appointed Commissioner of the Denver Water Board.

John D. Woods, Sr., Director

Mr. Woods is a founding shareholder of Community Bankshares Inc. and has served as Chairman of its Board since its incorporation in February 1989. He divides his business time on affairs of the holding company and also as Chairman and part owner of Market Reach, Ltd., London, England. Mr. Woods has spent 40 years in the banking industry, starting at the Northern Trust Company, Chicago, Illinois in 1956. During the course of his career, he has served as President and COO of Winters National Bank, Dayton, Ohio (now part of BankOne), and Chairman and CEO of Omaha National Bank and its successor, FirstTier Financial, Inc (now part of US Bank, Minneapolis, Minnesota). Mr. Woods received his B.A. degree from the University of Colorado in Boulder, Colorado.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require BSI’s officers and directors, and persons who beneficially own more than 10% of a registered class of BSI equity securities, to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission and to furnish BSI with copies thereof.

Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, BSI believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with and timely filed.

Code of Ethics

On April 12, 2004, the Board of Directors of BSI adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics was filed with the United States Securities and Exchange Commission as an Exhibit to BSI’s Form 10-KSB for the fiscal year ended December 31, 2003.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal year ended December 31, 2004, 2003 and 2002 certain information regarding the compensation earned by BSI’s President (the “Named Executive Officer”), with respect to services rendered by him to BSI. No other officer of BSI has been paid or earned compensation in excess of $100,000 in any such fiscal year.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/SARs	All Other Compensation
Jack Harper,	2004	$125,000	35,000	--	--	--	--
Chairman and	2003	$90,000	--	--	--	--	--
President	2002	$80,000	--	--	--	--	--

The following table contains information regarding options and stock appreciation rights (“SARs”) exercised in the year ended December 31, 2004, and the number of shares of common stock underlying options held as of December 31, 2004, by the Named Executive Officer.

OPTION/SAR GRANTS TABLE

Name	No. of Securities Underlying Options/SARs Granted (#)	% Total Options/SARs Granted to Employees in year ended December 31 2004 (%)	Exercise or Base Price ($ per Share)	Expiration Date

Jack Harper	None	N/A	N/A	N/A
Chairman and President

The following table contains information regarding options and SARs exercised in the year ended December 31, 2004, and the number of shares of common stock underlying options held as of December 31, 2004, by the Named Executive Officer.

AGGREGATED OPTIONS/SAR EXERCISES
IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTIONS/SAR VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options/SARs at FY-End		Value of Unexercised In-the-Money Options/SARs at FY-End
	Exercise	Realized	(#)		($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack Harper	--	--	--	--	--	--
Chairman and President

BSI granted 3,097,500 stock options to directors, employees and consultants during the fiscal year ended December 31, 2004. No SARs were granted to these individuals during any year.

On October 24, 1996, BSI adopted a Stock Option Plan (the “Plan”) whereby the Board of Directors can issue both incentive stock options and nonqualified options to directors, employees, and consultants for the purpose of rewarding them for their past and future contributions to the growth of BSI. Under the Plan, 341,545 shares of BSI’s stock are reserved for options to be issued in the future. The purchase price per share of a non-qualified stock option shall not be issued at less than 85% of the fair market value at the date of grant. The purchase price per share of incentive stock options shall not be issued at less than the fair market value at the date of grant. All options issued under the Plan terminate after five years. All options issued under the Plan were issued at the market price at the date of issuance. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: expected life of five years, no volatility, risk free rate interest rate of 4.75% and a 0% dividend yield. Currently, there are no outstanding stock options issued under the Plan. As of August 8, 2005, there were 20,797,500 options outstanding, all of which were issued in 2004 and 2005. These options have exercise prices ranging from $0.027 to $0.110 and an average exercise price of approximately $0.045. All of these options expire between February 1, 2009 and May 15, 2010.

Compensation Of Directors

During the year 2003, BSI did not pay its directors any remuneration; however, BSI periodically reimburses its directors for out-of-pocket expenses they incur in fulfillment of their duties as directors of BSI.

In 2004, BSI paid the following remuneration to its directors: (i) on March 12, 2004, BSI issued Mr. Kirk 250,000 options at a strike price of $0.11 per share, all of which vested on the date of the grant; and (ii) on July 15, 2004, BSI issued Mr. Nann 250,000 options at a strike price of $0.089 per share, 50,000 of which vested on the date of the grant; and (iii) on February 24, 2005, BSI issued Mr. Woods 250,000 options at a strike price of $0.04 per share, 50,000 issued on the date of grant. On May 15, 2005, BSI issued Mr. Harper 8,000,000 options at a strike price of $0.03 per share, all of which vest on May 19, 2005, Mr. Kirk 3,000,000 options at a strike price of $0.03 per share, all of which vest on May 19, 2005 and Mr. Woods 3,000,000 options at a strike price of $0.03 per share, all of which vest on May 19, 2005. All of the options issued to Messrs. Harper, Kirk, Nann and Woods have a five-year term.

Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

BSI presently has an oral employment contract with Jack Harper. The employment agreement provides for an annual salary of $125,000 per year, as well as group life, health, dental and disability insurance. The employment agreement is for an indefinite period, but is terminable at will.

Committees of the Board of Directors

Currently, BSI does not have an executive, audit or any standing committees of the Board of Directors.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of BSI in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by BSI. No remuneration is proposed to be paid in the future directly or indirectly by BSI to any officer or director since there is no existing plan, which provides for such payment, including a stock option plan.

DESCRIPTION OF PROPERTY

BSI leases 2,821 square feet of space at 12600 West Colfax Avenue, Suite B410, in Lakewood, Colorado. The lease, which expires on January 31, 2007, provides for rental payments of $4,349.04 per month plus its share of building operating expenses (e.g., real estate taxes, insurance and utilities). The offices house sales and marketing, software and hardware research and development as well as manufacturing control, limited inventory and other administrative tasks.

LEGAL PROCEEDINGS

BSI is not a party to any material litigation, nor are we aware of any potential material litigation, other than as set forth below.

BSI currently has a pending claim against it by a consultant over a dispute involving consideration allegedly due but unpaid with respect to a finder’s fee in connection with potential equity financing for Knowledge Foundations, Inc. BSI believes that neither the merit or future outcome of such a claim nor potential damages is readily determinable at this time and therefore has not reserved for this uncertainty in its books or financial statements.

In 2003, BSI received requests from the United States Securities and Exchange Commission’s Central Regional Office for certain documents including those concerning arrangements with certain strategic partners, relationships with The Department of Homeland Security and the United States Immigration and Naturalization Service, recent issuances of securities, investor relations, and information relating to investment opinions distributed by third parties. BSI responded promptly and fully and will cooperate with any further requests. The United States Securities and Exchange Commission’s letter states that the Staff’s inquiry should not be construed as an indication that any violations of securities laws have occurred or as an adverse reflection on any individuals, entities, or investments. There have been no further requests or developments in this matter during 2004 or 2005.

On June 27, 2005, BSI was contacted by the Staff of the United States Securities and Exchange Commission during the course of a routine review of its periodic filings and made inquiries regarding certain of BSI’s accounting policies. As a result of this inquiry, management re-evaluated BSI’s accounting for certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows. Following the evaluation, BSI determined that the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal year ended December 31, 2004 should be restated in the Form 10-KSB for the fiscal year ended December 31, 2004 and the Form 10-QSB for the quarter period ended March 31, 2005. The effect of these errors on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows was considered material.

These errors arose as a result of BSI issuing secured convertible debentures to Cornell Capital Partners, LP in October and December of 2004, which debentures by their terms were immediately convertible into shares of BSI common stock at a conversion price per share that was less that the then-current market price of BSI’s common stock. BSI should have recorded financing costs because the debentures had intrinsic value (i.e., the conversion price per share was less than the market price per share of BSI’s stock at the time of conversion).

Accordingly, on August 8, 2005, BSI filed an amended Form 10-KSB for the fiscal year ended December 31, 2004 and an amended 10-QSB for the quarter period ended March 31, 2005in order to restate the financials as described above.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding the beneficial ownership of all shares of common stock at August 8, 2005 for each executive officer and director of BSI and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon 115,958,746 common shares issued and outstanding at August 8, 2005 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully-diluted basis showing all authorized, but unissued, shares of our common stock at August 8, 2005 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.

We are registering 170,000,000 shares of common stock in this offering. These shares represent approximately 42.5% of authorized capital stock and would upon issuance represent approximately 59.4% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to effect a change in control of BSI.

See page 34 for additional options granted to officers and directors.

PRINCIPAL SHAREHOLDERS
Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class (1)

Common	Jack Harper 12600 West Colfax Ave. Suite B410 Lakewood, Colorado 80215	18,403,102(3)	8.97%

Common	Richard Kirk 12600 West Colfax Ave. Suite B410 Lakewood, Colorado 80215	6,887,409(4)	5.94%

Common	John D. Woods, Sr. 12600 West Colfax Ave. Suite B410 Lakewood, Colorado 80215	3,250,000(5)	2.80%

	ALL OFFICERS AND DIRECTORS AS A GROUP - THE (3) PERSONS NAMED ABOVE	28,540,511	12.36%

Common	Cornell Capital Partners, LP (2) 101 Hudson Street, Suite 3606 Jersey City, NJ 07302	8,483,000	4.99%

__________________

*	Less than 1%.

(1)
Applicable percentage of ownership is based on 115,958,746 shares of common stock outstanding as of August 8, 2005 together with securities exercisable or convertible into shares of common stock within 60 days of August 8, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 8, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes 8,483,000 under the Secured Convertible Debentures held by Cornell Capital Partners that are convertible into shares of common stock within 60 days of August 8, 2005, and under the warrant issued to Cornell Capital Partners on June 17, 2005. The terms of the Secured Convertible Debentures held by Cornell Capital Partners provide that, except upon an event of default or at maturity, in no event shall Cornell Capital Partners be entitled to convert the Secured Convertible Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of BSI following such conversion.

(3)	Includes 8,000,000 options issued on May 15, 2005, at a stock price of $0.03 per share, which vest on May 19, 2009.

(4)	Includes 3,000,000 options issued on May 15, 2005, at a stock price of $0.03 per share, which vest on May 19, 2009.

(5)
Includes 250,000 options given to Mr. Woods on February 24, 2005, at a stock price of $0.04 per share, and 3,000,000 options issued on May 15, 2005, at a stock price of $0.03 per share. The 3,000,000 options vest on May 19, 2009

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, BSI has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of BSI’s common stock, except as disclosed below.

Stock Issued to an Officer and Employee. On September 11, 2001, BSI issued 2,500,000 shares of common stock to Jack Harper, President and a Director of BSI, for $2,500.00 at $0.001 per share and forgiveness of $59,643 accrued wages. Also in 2001, BSI issued 212,045 shares of common stock to Robert B. Lumen for $212.05 at $0.001 per share. When the foregoing shares were issued, BSI was insolvent with negative working capital, and unable to pay salaries to employees. In engaging in the foregoing transactions, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the employees were either accredited or unaccredited but sophisticated investors, and the employees represented to BSI that they were acquiring the securities for investment purposes and for their own accounts, and not with an eye toward further distribution. With regard to the unaccredited investor, Mr. Lumen, all information required to be delivered to him concerning BSI, including audited financial statements, was in fact delivered to him.

Loans by Director. From March 30, 2000 through December 31, 2001, Richard A. Kirk, a Director of BSI, had loaned $259,000 to BSI, all with annual interest at 10%. In December 2002, BSI issued 301,104 restricted shares of common stock to Mr. Kirk for his cancellation of $301,104 of debt (principal and all interest) owed to him by BSI. In engaging in the foregoing transaction, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s restricted securities, BSI did not make a public offering or sale of its securities, Mr. Kirk was an accredited investor, and he represented to BSI that he was acquiring the securities for investment purposes and for his own account, and not with an eye toward further distribution.

MARKET PRICE OF AND DIVIDENDS
ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

BSI’s common stock began trading on April 4, 2003 on the Over-the-Counter Bulletin Board under the trading symbol “BSIG”. Our stock is quoted on the Over-the-Counter Bulletin Board. The following table sets forth the range of high and low closing sale price as reported by the Over-the-Counter Bulletin Board for our common stock for the fiscal quarters indicated. The Over-the-Counter Bulletin Board quotations represent quotations between dealers without adjustment for retail mark-up, markdowns or commissions and may not represent actual transactions.

	Closing Bid		Closing Ask
2002
January 2 to March 28	1.06	0.36	1.20	.40
April 1 to June 28	2.45	0.70	2.80	1.01
July 1 to September 30	1.85	0.82	2.10	1.01
October 1 to December 31	1.15	0.26	1.18	0.36
2003
January 2 to March 31	0.62	0.10	0.70	0.12
April 1 to June 30	0.58	0.26	0.66	0.28
July 1 to September 30	0.48	0.24	0.49	0.26
October 1 to December 31	0.33	0.16	0.35	0.165
2004
January 2 to March 31	0.16	0.073	0.17	0.075
April 1 to June 30	0.134	0.036	0.137	0.045
July 1 to September 30	0.105	0.051	0.108	0.052
October 1 to November 29	0.068	0.0515	0.07	0.053
2005
January 2 to March 31	0.052	0.027	0.06	0.028
April 1 to June 30	0.049	0.02	0.05	0.022
July 31 to August 10	0.075	0.033	0.079	0.035

On August 8, 2005, the closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.077 per share.

On August 8, 2005, we believe we had in excess of 250 holders of common stock and 115,958,746 shares of our common stock were issued and outstanding. Many of our shares are held in brokers’ accounts, so we are unable to give a more accurate statement of the number of shareholders.

Dividends

We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on, among other factors, BSI’s the financial condition, results of operations, and capital requirements.

Recent Sales of Unregistered Securities

During the last three years, BSI issued the following unregistered securities:

2005

On February 24, 2005, the Company issued to Mr. Woods 250,000 options at a stock price of $0.04 per share, 50,000 issued on the date of grant. On May 15, 2005, BSI issued Mr. Harper 8,000,000 options at a stock price of $0.03 per share, all of which vest on May 19, 2005, Mr. Kirk 3,000,000 options at a stock price of $0.03 per share, all of which vest on May 19, 2005 and Mr. Woods 3,000,000 options at a stock price of $0.03 per share, all of which vest on May 19, 2005. All of the options issued to Messrs. Harper, Kirk, Nann and Woods have a five-year term.

On May 19, 2005, BSI replaced 2,350,000 options that had been previously issued to employees and former directors with 4,000,000 options at a stock price of $0.03 per share. These options are five year options, and vest on May 19, 2005.

On July 5, 2005 we entered into a Securities Purchase Agreement with Cornell Capital Partners, dated as of June 17, 2005. Pursuant to the Securities Purchase Agreement, BSI may sell to Cornell Capital Partners up to $1,250,000 of secured convertible debentures pursuant to the terms contained in the Secured Convertible Debentures.

Pursuant to the terms of the Securities Purchase Agreement, on June 17, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due June 17, 2007. The debentures is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debentures will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

On June 17, 2005, the Company issued to Cornell Capital Partners a warrant for 20,000,000 of the Company’s common stock has an exercise price equal to $0.05 or as subsequently adjusted under the terms of the warrant. The warrant expires five years from June 17, 2005.

On July 15, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due July 15, 2007. The debentures is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debentures will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

On January 19, 2005, BSI issued a 5% Secured Convertible Debenture in the amount of $250,000 to Cornell Capital Partners that is due January 20, 2008. The debenture is convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average Price on the closing date (January 19, 2005) or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, LP, of BSI’s common stock for the five trading days immediately preceding the conversion date. The Secured Convertible Debenture will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debenture with three days’ advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeemed plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding amount under the Secured Convertible Debenture. In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding Secured Convertible Debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

2004

On December 10, 2004, BSI received net proceeds of $435,723 from a $500,000 secured promissory note issued to Cornell Capital Partners, LP. The note is due on March 11, 2005. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $64,277 in connection with the issuance of the note. As of March 1, 2005 BSI effectively repaid $300,000 of the note and accrued interest pursuant to draw-downs under the Equity Line.

On November 4, 2004, BSI received net proceeds of $178,051 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note is due on December 4, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $21,949 in connection with the issuance of the note. As of December 31, 2004, BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On October 7, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due October 7, 2007, on December 10, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due December 10, 2007, and on January 20, 2005, BSI issued a 5% convertible debenture in the amount of $250,000 to Cornell Capital Partners that is due January 20, 2008. These debentures are convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average price on the closing date (October 7, 2007, December 10, 2007 and January 20, 2008, respectively) or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five trading days immediately preceding the conversion date. These debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. On October 7, 2004, BSI received $500,000 less a 10% fee of $50,000 and $10,000 for legal costs. BSI received $500,000 (net of 10% fee) on December 10, 2004 and $250,000 (net of 10% fee) on January 20, 2005. Cornell Capital Partners has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell Capital Partners has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell Capital Partners upon conversion, which has resulted in a $125,000 charge to operations during 2004 for each of the convertible debentures issued during 2004. A $62,500 charge to operations will be taken during the first quarter of 2005 for the debenture that issued during January 2005. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved the private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On September 13, 2004, BSI issued 990,099 shares of common stock to Cornell Capital Partners for $50,000 cash. Costs associated with this transaction were $2,500. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On July 15, 2004, BSI issued Bernard Nann 250,000 options at a strike price of $0.089 per share, 50,000 of which vested on the date of the grant, and the remaining 200,000 vests 50,000 per year for so long as Mr. Nann remains a director of BSI. These options were issued as compensation to Mr. Nann for his present and future services as a director of BSI. All of these options have a 5-year term. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On June 18, 2004, BSI received net proceeds of $231,935 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on October 18, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $18,065 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 8, 2004, BSI received net proceeds of $320,208 from a $350,000 secured promissory note issued to Cornell Capital Partners. The note is due on September 20, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $29,792 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On April 14, 2004, BSI received net proceeds of $229,679 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 21, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,321 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On March 12, 2004, BSI issued Richard Kirk 250,000 options at a strike price of $0.11 per share, all of which vested on the date of the grant. These options were issued as compensation to Mr. Kirk for his services as a director of BSI. All of these options have a 5-year term. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On March 3, 2004, BSI received net proceeds of $229,524 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 23, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest of 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,476 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On February 4, 2004, BSI received net proceeds of $223,559 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on May 12, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $26,441 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On December 19, 2003, BSI received net proceeds of $170,917 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note is due on April 26, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $29,083. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On October 31, 2003, BSI entered into an Equity Line of Credit Agreement (the “Equity Line”) with Cornell Capital Partners. Under the Equity Line, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line when the common stock to be issued under the Equity Line is registered with the SEC and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation (“Newbridge”), a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid Newbridge a one-time placement agent fee of 35,714 shares of common stock. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On September 16, 2003, BSI received net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell Capital Partners. The note is due on the earlier of 90 days from the date thereof or 60 days after BSI’s registration statement on Form SB-2 is declared effective by the SEC. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $182,500 from the sale of 730,000 shares of its common stock in a private placement to Pursuit Capital, LLC (“Pursuit Capital”) at $0.25 per share. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $67,500 from the sale of 270,000 shares of its common stock to Doug Dragoo in a private placement at $0.25 per share. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On July 7, 2003, BSI sold $250,000 of convertible debentures to Cornell Capital Partners. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the Cornell Capital Partners’ option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On July 7, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners that was subsequently terminated by the mutual agreement of the parties on October 30, 2003. On October 31, 2003, BSI entered into a new Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. Subject to certain conditions, BSI became entitled to commence drawing down on the Equity Line of Credit effective on December 9, 2003, the date the registration statement filed with the SEC was declared effective, and for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of BSI common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid Newbridge Securities a one-time placement agent fee of 35,714 shares of common stock.

During the first quarter of 2003, BSI received proceeds of $134,500 from the sale of 134,500 shares of its common stock in a private placement. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited or unaccredited but sophisticated, and the investors represented to BSI that they were acquiring the securities for investment purposes and for their own account, and not with an eye toward further distribution.

2002

From December 2002 through February 2003, 1,072,386 shares at $1.00 for $771,282 cash and $301,104 cancellation of debt (total $1,020,886) were issued to 11 accredited and 20 non-accredited investors. The non-accredited investors were sophisticated. These sales were exempt from United States Securities and Exchange Commission registration because they were made in a private offering under Rule 506 of Regulation D. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements.

In November 2002, 80,000 shares at $0.625 for $50,000 were issued to eight employees as stock bonuses. No consideration was paid for these shares.

Except as otherwise indicated above, BSI believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

DESCRIPTION OF SECURITIES

Our Articles of Incorporation authorize us to issue 400,000,000 shares of common stock and 20,000,000 shares of undesignated preferred stock. At August 8, 2005, 115,958,746 shares of common stock were outstanding, and no shares of preferred stock were outstanding.

Common stock

BSI is authorized to issue 400,000,000 shares of common stock, $0.001 par value per share. Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of 50% or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Subject to the declaration and payment of dividends upon any preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled and after the provision for any sinking or purchase fund or funds for any series of any preferred stock has been complied with, the Board of Directors may declared and pay dividends on the common stock, payable in cash or other consideration, out of the funds legally available therefore. It is BSI’s present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

BSI is authorized to issue 20,000,000 shares of undesignated preferred stock. The Board of Directors does not have the right to set forth the rights, designations, preferences or other terms of the preferred stock. Such rights and preferences must be authorized by the stockholders in accordance with Delaware law.

Options

On October 24, 1996, BSI adopted a Stock Option Plan (the “Plan”) whereby the Board of Directors can issue both incentive stock options and nonqualified options to directors, employees, and consultants for the purpose of rewarding them for their past and future contributions to the growth of BSI. Under the Plan, 341,545 shares of BSI’s stock are reserved for options to be issued in the future. The purchase price per share of a non-qualified stock option shall not be issued at less than 85% of the fair market value at the date of grant. The purchase price per share of incentive stock options shall not be issued at less than the fair market value at the date of grant. All options issued under the Plan terminate after five years. All options issued under the Plan were issued at the market price at the date of issuance. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: expected life of five years, no volatility, risk free rate interest rate of 4.75% and a 0% dividend yield. Currently, there are no outstanding stock options issued under the plan. As of August 8, 2005, there were 20,797,500 options outstanding, all of which were issued in 2004 and 2005. These options have exercise prices ranging from $0.027 to $0.110 and an average exercise price of approximately $0.044. All of these options expire between February 1, 2009 and May 19, 2010.

Warrants

BSI has periodically issued warrants in connection with certain private offerings undertaken by BSI and has also issued warrants to service providers in exchange for services rendered to BSI. Each warrant entitled the holder to purchase one share of BSI common stock at the price provided in the warrant agreement. As of August 8, 2005, there were 21,250,000 warrants outstanding.

On June 17, 2005, the Company issued to Cornell Capital Partners a warrant for 20,000,000 of the Company’s common stock has an exercise price equal to $0.05 or as subsequently adjusted under the terms of the warrant. The warrant expires five years from June 17, 2005. BSI is registering in this offering 20,000,000 shares of common stock pursuant to the warrant issued on June 17, 2005.

In 2004, the Company issued the following warrants: (i) 250,000 to Hawk Associates, Inc., a public relations firm, in exchange for services, and these warrants expire on February 1, 2009; and (ii) 1,000,000 were issued to Mudengu, a company that is involved in a joint venture with BSI in South Africa, and these warrants expire on May 7, 2012. All of these outstanding warrants have an exercise price of $0.060 per share.

The Secured Convertible Debentures In This Offering

Pursuant to the terms of the Securities Purchase Agreement, on July 5, 2005, BSI issued to Cornell Capital Partners a Secured Convertible Debenture in the principal amount of $125,000, dated as of June 17, 2005. Any part of the principal amount of the Secured Convertible Debenture, plus accrued interest thereon, is convertible at any time up to maturity, at Cornell Capital Partners’ option, into shares of BSI’s common stock, par value $0.001, a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on the Over-the-Counter Bulletin Board, as quoted by Bloomberg LP, as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of the common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by substantially all of BSI’s assets, has a two-year term and accrues interest at 5% per annum. In the event the Secured Convertible Debenture is redeemed, then BSI will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of June 17, 2005. BSI is registering in this offering 150,000,000 shares of common stock underlying the Secured Convertible Debenture. BSI received $125,000 from the issuance of the initial Secured Convertible Debenture, in the principal amount of $125,000, on June 17, 2005, and received $125,000 on July 15, 2005, and will receive $1,000,000, two days prior filing of the accompanying registration statement with the United States Securities and Exchange Commission.

Shares Eligible For Future Sale

115,958,746 shares of common stock are outstanding as of August 8, 2005. All of the shares that may be sold pursuant to this Prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except that any shares issued to our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, as amended, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with BSI.

Of the 115,958,746 shares of common stock outstanding as of August 8, 2005, approximately 15,290,511 shares are held our affiliates and will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act of 1933, as amended, or are exempt from such registration requirements.

170,000,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners pursuant to the Secured Convertible Debentures and a warrant issued to Cornell Capital Partners.

Rule 144

In general, under Rule 144 of the Securities Act of 1933, as amended, a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this Prospectus, or the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

Transfer Agent And Registrar

The transfer agent and registrar for BSI’s common stock is Corporate Stock Transfer, Inc., 3200 Sherry Creek Drive South, Suite 430, Denver, Colorado 80209.

Limitation Of Liability And Indemnification Of Officers And Directors

BSI’s Articles of Incorporation include an indemnification provision under which BSI has agreed to indemnify directors and officers of BSI from and against certain claims arising from or related to future acts or omissions as a director or officer of BSI. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of BSI pursuant to the foregoing, or otherwise, BSI has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore, unenforceable.

Anti-Takeover Effects of Provisions of The Articles of Incorporation

The authorized but unissued shares of BSI’s common stock are available for future issuance without the approval of BSI’s stockholders. These additional shares may be utilized for a variety of corporate purposes, including but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of BSI that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with BSI’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of BSI by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of BSI’s management.

EXPERTS

BSI’s consolidated financial statements as of December 31, 2004 and for the years ended December 31, 2004 and 2003 have been audited by Ehrhardt, Keefe, Steiner & Hottman, PC, independent registered public accounting firm. We have included our consolidated financial statements in this Prospectus in reliance on the report of Ehrhardt, Keefe, Steiner & Hottman, PC, given on their authority as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of common stock offered through this Prospectus will be passed on by Kirkpatrick & Lockhart Nicholson Graham LLP. A copy of the legal opinion will be filed by amendment.

HOW TO GET MORE INFORMATION

We have filed with the United States Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the United States Securities and Exchange Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The Registration Statement and other information may be read and copied at the United States Securities and Exchange Commission’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the United States Securities and Exchange Commission.

BSI2000, INC.
INDEX TO

FINANCIAL STATEMENTS

F-i

BSI2000, INC.
(A Development Stage Company)

Consolidated Balance Sheets

	March 31, 2005	December 31,
	(unaudited)	2004

Assets
Current assets
Cash and cash equivalents	$378,205	$893,387
Inventories	72,487	50,370
Other current assets	8,231	3,432
Total current assets	458,923	947,189
Non-current assets
Property and equipment, net	49,847	44,125
Intangible assets, net	202,918	182,966
Other long-term assets	4,232	4,232
Total non-current assets	256,997	231,323
Total assets	$715,920	$1,178,512

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$146,536	$184,269
Accrued liabilities	39,575	27,331
Deferred revenue, current portion	6,375	6,375
Convertible notes payable, current portion	175,000	470,833
Total current liabilities	367,486	688,808
Deferred revenue, long-term portion	11,615	13,208
Convertible notes payable, less current portion	1,082,639	896,389
Commitments and contingencies
Stockholders’ equity (deficit)
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 200,000,000 shares authorized, 101,692,328 and 90,891,798 shares issued and outstanding, respectively	101,692	90,892
Additional paid-in capital	7,622,629	7,188,742
Accumulated deficit	(8,470,141)	(7,699,527)
Total stockholders’ deficit	(745,820)	(419,893)
Total liabilities and stockholders’ deficit	$715,920	$1,178,512

See notes to consolidated financial statements.

BSI2000, INC.
(A Development Stage Company)

Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,		For the Period from Inception (July 30, 1993) through
	2005 (unaudited)	2004 (unaudited)	March 31, 2005 (unaudited)

Revenues	$1,594	$1,250	$103,242

Cost of goods sold	-	-	67,986

Gross profit	1,594	1,250	35,256

Operating expenses
Selling expenses	121,370	87,121	1,528,150
General and administrative	333,630	260,951	3,966,145
Stock-based compensation expense	-	-	253,741
Research and development	197,917	115,109	2,101,441
Total operating expenses	652,917	463,181	7,849,477
Other income (expense)
Interest expense	(19,432)	(22,577)	(202,661)
Interest income	3,058	1	26,105
Financing costs	(102,917)	(35,428)	(562,890)
Other expense	-	-	83,526
Total other (expense)	(119,291)	(58,004)	(655,920)
Net loss	$(770,614)	$(519,935)	$(8,470,141)
Basic and diluted weighted average common shares outstanding	95,398,613	57,032,162	15,156,787

Basic and diluted loss per common share	$(0.01)	$(0.01)	$(0.56)

See notes to consolidated financial statements.

BSI2000, INC.
(A Development Stage Company)

Consolidated Statement of Changes in Stockholders’ Deficit
For the Three Months Ended March 31, 2005 (Unaudited)

	Common Stock		Additional	Accumulated Deficit During the Development	Total Equity
	Shares	Amount	Paid-in Capital	Stage	(Deficit)
Balance - December 31, 2004	90,891,798	$90,892	$7,188,742	$(7,699,527)	$(419,893)
Stock issued for debt conversion	10,800,530	10,800	371,387	-	382,187
Intrinsic value of convertible debt	-	-	62,500	-	62,500
Net loss	-	-	-	(770,614)	(770,614)

Balance - March 31, 2005	101,692,328	$101,692	$7,622,629	$(8,470,141)	$(745,820)

See notes to consolidated financial statements.

BSI2000, INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,		For the Period from Inception (July 30, 1993) through
	2005 (unaudited)	2004 (unaudited)	March 31, 2005 (unaudited)
Cash flows from operating activities
Net loss	$(770,614)	$(519,935)	$(8,470,141)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	4,664	5,634	127,977
Gain on forgiveness of debt	-	-	(65,485)
Gain on disposal of fixed assets	-	-	(250)
Stock based compensation	-	-	273,889
Intrinsic value of convertible debt	62,500	-	312,500
Changes in assets and liabilities
Accounts receivable	-	(10,000)	-
Inventories	(22,116)	(13,756)	(72,486)
Other current assets	(4,799)	(965)	(8,231)
Other long-term assets	-	-	(4,232)
Accounts payable	(37,733)	(36,852)	200,599
Deferred revenue	(1,594)	18,750	17,989
Accrued liabilities	12,244	(4,834)	93,124
	13,166	(42,023)	875,394
Net cash used in operating activities	(757,448)	(561,958)	(7,594,747)

Cash flows from investing activities
Redemption of certificates of deposit	-	-	35,000
Purchase of certificate of deposit	-	-	(35,000)
Proceeds from fixed asset disposals	-	-	250
Purchase of fixed assets	(10,183)	(2,612)	(129,065)
Patent application	(20,155)	(50,604)	(203,323)
Net cash used in investing activities	(30,338)	(53,216)	(332,138)

Cash flows from financing activities
Proceeds from issuance of common stock		-	3,324,341
Repayment on long-term debt	-	-	(81,516)
Proceeds from long-term debt	-	-	919,500
Net proceeds from convertible notes payable	272,604	517,819	4,180,355
Repayment on capital lease obligations	-	-	(37,590)
Net cash provided by financing activities	272,604	517,819	8,305,090

Net (decrease) increase in cash and cash equivalents	(515,182)	(97,355)	378,205

Cash and cash equivalents - beginning of period	893,387	125,550	-

Cash and cash equivalents - end of period	$378,205	$28,195	$378,205

See notes to consolidated financial statements.

BSI2000, INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Unaudited)

(Continued from previous page)

Supplemental disclosure of cash flow information:

BSI did not pay cash for interest expense or income taxes during the year ended December 31, 2004 or during the three-month period ended March 31, 2005. Cash paid for interest expense from Inception (July 30, 1993) through March 31, 2005 was $68,164.

Supplemental disclosure of non-cash activity:

During the three months ended March 31, 2005, BSI effectively repaid $382,187 of notes payable pursuant to draw-downs under the Equity Line.

During the quarter ended March 31, 2005, the Company issued notes payable to a third party with intrinsic value to the holder in the amount of $62,500.

During the year ended December 31, 2004, BSI effectively repaid $2,290,529 of notes payable and accrued interest pursuant to draw-downs under the Equity Line and converted $200,000 of convertible debentures into 3,009,558 shares of common stock.

During the year ended December 31, 2004, BSI issued 250,000 warrants to a consultant valued at $20,148.

During the three months ended March 31, 2004, BSI effectively repaid $619,891 of notes payable pursuant to draw-downs under the Equity Line.

During the year ended December 31, 2004, the Company issued notes payable to a third party with intrinsic value to the holder in the amount of $250,000.

During the year ended December 31, 2003, BSI converted $50,000 of convertible debentures into 390,625 shares of common stock.

Effective March 31, 2003, BSI entered into a merger agreement, which has been accounted for as a reverse acquisition. No assets were acquired. As a result of the merger, there was an increase of 41,363,488 shares of common stock outstanding in the surviving company.

As part of the merger, BSI assumed an existing liability of $56,825, which has been funded through a note receivable from shareholders of BSI.

During the year ended December 31, 2002, BSI converted $812,326 of notes payable and $53,049 of accrued interest into 1,159,426 shares of common stock.

During the year ended December 31, 2002, BSI converted $25,500 of accounts payable and accrued liabilities into 25,000 shares of common stock.

During the year ended December 31, 2001, BSI converted accrued wages totaling $56,736 into 2,500,000 shares of common stock.

During the year ended December 31, 1999, BSI converted $29,063 from accounts payable to notes payable.

In September 1998, BSI obtained fixed assets totaling $37,590 through a capital lease. In addition, BSI financed leasehold improvements in the amount of $16,000 through a note payable.

See notes to consolidated financial statements.

BSI2000, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

BSI2000, Inc. (“BSI”) was formed on July 30, 1993 and is a value-added reseller (“VAR”) of LaserCard’s® optical cards and optical card readers. As a VAR, BSI develops proprietary hardware and software adapting LaserCard’s® optical card technology for specific applications. BSI’s products are designed as turnkey solutions for identified commercial and governmental card-based information needs.

BSI is a development stage company that has not had any significant revenue since inception. There is no assurance that BSI will generate significant revenue or earn a profit in the future.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BSI and its subsidiary, BSI Operating, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

BSI considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. BSI continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. Periodically throughout the year, BSI’s cash and cash equivalents exceed federally insured limits.

Inventories

Inventories consist of raw materials and are stated at the lower of cost or market, determined using the first-in, first-out method (“FIFO”).

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of five-to-seven years. Leasehold improvements are amortized over a five and one-half year period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

BSI recognizes revenue in compliance with SAB 104, “Revenue Recognition in Financial Statements.” Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through March 31, 2005, revenues earned represented sales to distributors of demonstration units of BSI’s products.

Transaction-based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect.

Distribution rights revenue is deferred and recognized ratably over the life of each underlying distribution agreement.

BSI2000, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Intangible Assets

Intangibles include trademarks and patents, which are recorded at cost. These patents are awaiting approval from the United States Patent and Trademark Office. Once accepted, BSI will begin amortization over the life of the patent. If patents are not awarded, the related costs will be expensed.

Income Taxes

BSI recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Advertising Costs

BSI expenses advertising costs as incurred.

Software and Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Costs incurred to date for the development of BSI’s products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 86 “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”

Basic and Diluted Earnings Per Common Share

Basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

Stock-Based Compensation

BSI accounts for stock-based compensation in accordance with Accounting Principles Board Opinion (“APB”) No. 25 and has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation cost has been recognized for awards under BSI’s stock option plan as the exercise prices equaled or exceeded their fair value of the underlying stock as determined by the board of directors. Had compensation cost for BSI’s options issued to employees been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, as amended by SFAS No. 148, BSI’s net loss would have been changed to the pro forma amount indicated below at March 31, 2005:

Reported Net loss	$(770,614)
Deduct recorded employee compensation expense	-
Add fair value of employee compensation expense	(2,454)
Net loss - pro forma	$(773,068)
Net loss per share-pro forma	$(0.01)

BSI2000, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes Option Pricing Model with the following weighted-average assumptions used at March 31, 2005:

Approximate risk free rate	4.25%
Average expected life	5 years
Dividend yield	0%
Volatility	77.93%
Estimated fair value of total options granted	$6,646

Note 2 - Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception (July 30, 1993) through March 31, 2005 of $8,470,141. For the three months ended March 31, 2005, BSI has a net loss of $770,614. BSI had working capital of $91,437 and stockholder’s deficit of $745,820 as of March 31, 2005, and used cash of $757,448 in the first three months of operations in 2005.

The extended period over which losses have been experienced is principally attributable to two factors: lack of capital and the type of potential customers. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI’s potential customers are large corporations or governments. Adopting BSI’s products will in many cases require changing the way business is done.

BSI has made advances in the sales process with several potentially large customers. Although there are no assurances that BSI will be successful, in order to fund activities until positive operating cash flow can be achieved, BSI has implemented the plan described below.

During the first quarter of 2003, BSI signed an agreement to merge with a small public company (see Note 3). The transaction was a reverse acquisition with BSI as the accounting acquirer. BSI became a wholly-owned subsidiary of the public company, BSI’s shareholders became the majority shareholders of the public company, and the public company changed its name to “BSI, Inc.”

On October 31, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners, LP. Under this agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million (see Note 4).

On October 8, 2004 BSI issued a $1,250,000 convertible debenture to Cornell Capital Partners (see Note 4).

BSI expects that the capital raised in the transactions described above will be sufficient to fund BSI’s activities until positive operating cash flow is achieved.

Note 3 - Reverse Acquisition

On March 31, 2003, the reverse triangular merger between BSI2000, Inc. and Knowledge Foundations, Inc. closed. As a result of the closing BSI2000, Inc. became a 100% owned subsidiary of Knowledge Foundations. Also as result of the closing, Knowledge Foundations’ name changed to BSI2000, Inc. and BSI2000, Inc.’s name changed to BSI Operating, Inc.

Immediately prior to the closing, all of Knowledge Foundations’ assets and all but $56,825 of its liabilities (see below) were spun-off to certain of its shareholders in exchange for 34,105,900 shares of common stock, which were then canceled. After the spin-off 5,027,818 shares of Knowledge Foundations common stock remained outstanding.

BSI2000, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements (Continued)

Note 3 - Reverse Acquisition (continued)

Knowledge Foundations acquired BSI by issuing 45,122,570 of its common shares to stockholders of BSI in exchange for 100% of the outstanding 8,786,900 common shares of BSI.

For financial reporting purposes the transaction has been accounted for as a re-capitalization of BSI. Accordingly the net increase in the outstanding shares of 41,363,488 resulting from the above transactions has been reflected in the financial statements as shares issued in connection with the re-capitalization of BSI. In recording the re-capitalization transaction $4,121,307 has been reclassified from common stock to additional paid in capital.

As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of BSI, and only the historical financial statements of BSI, have become the historical financial statements of the continuing entity. Historical financial statements of Knowledge Foundations are not presented.

The terms of the merger agreement between BSI and Knowledge Foundations provided that the liabilities of Knowledge Foundations at the closing would not exceed $15,000. However, at the closing Knowledge Foundations had a note payable and accrued interest outstanding in the amount of $56,825. In order to off-set this liability certain shareholders of Knowledge Foundations executed a note payable to BSI in the amount of $56,825. The Knowledge Foundations note and accrued interest have been recorded as a reduction of additional paid in capital. The note receivable from the Knowledge Foundations stockholders has been recorded as an increase to additional paid in capital.

Note 4 - Convertible Debt

On October 31, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. Subject to certain conditions, BSI is entitled to commence drawing down on the Equity Line of Credit effective on December 9, 2003, the effective date of the registration statement filed with the United States Securities and Exchange Commission, and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of BSI’s common stock as a one-time commitment fee and is entitled to retain a fee of up to 4% of each advance. In addition, BSI entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, BSI paid a one-time placement agent fee of 35,714 shares of common stock equal to approximately $10,000 based on BSI’s stock price on July 7, 2003, the date BSI agreed to engage the placement agent.

On October 7, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due October 7, 2007. On December 10, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners, LP that is due December 10, 2007. On January 19, 2005, BSI issued a 5% convertible debenture in the amount of $250,000 to Cornell Capital Partners, LP that is due January 19, 2008. The debentures are convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average Price on the closing date or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five trading days immediately preceding the conversion date (i.e., date on which BSI receives a notice of conversion from Cornell Capital Partners). The debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three (3) days advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price will be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. Cornell Capital Partners has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell Capital Partners has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell Capital Partners upon conversion, which resulted in a $125,000 charge to operations during 2004 for each of the convertible debentures issued during 2004. A $62,500 charge to operations was taken during the first quarter of 2005 for the debenture that issued during January 2005.

BSI2000, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements (Continued)

Note 4 - Convertible Debt (continued)

BSI received $500,000 on October 7, 2004, less a 10% fee of $50,000, and $10,000 for legal costs. BSI received $500,000 (net of 10% fee) on December 10, 2004 and $250,000 (net of 10% fee) on January 19, 2005.

In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the Volume Weighted Average Price on the closing date.

Convertible secured debentures and notes payable consist of the following at March 31, 2005:

Convertible secured debenture issued to Cornell Capital Partners, bearing interest at 5% and due on October 7, 2007. The debenture is convertible at Cornell Capital Partners’ option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $60,000, of which $50,000 is unamortized at March 31, 2005. Subsequent to March 31, 2005, Cornell Capital Partners converted $100,000 of the debt into 4,273,504 shares of common stock of BSI. An intrinsic value of $125,000 related to the conversion feature of this note was included as a financing cost for the year ended December 31, 2004.

450,000
Convertible secured debenture issued to Cornell Capital Partners, bearing interest at 5% and due on December 10, 2007. The debenture is convertible at Cornell Capital Partners’ option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $50,000, of which $44,444 is unamortized at March 31, 2005. An intrinsic value of $125,000 related to the conversion feature of this note was included as a financing cost for the year ended December 31, 2004.

500,000

Convertible secured debenture issued to Cornell Capital Partners, bearing interest at 5% and due on January 19, 2008. The debenture is convertible at Cornell Capital Partners’ option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $25,000, of which $22,917 is unamortized at March 31, 2005. An intrinsic value of $62,500 related to the conversion feature of this note has been included as a financing cost in the accompanying statement of operations for the quarter ended March 31, 2005.

250,000
Secured promissory note issued to Cornell Capital Partners, due on March 11, 2005 and secured by substantially all of Company’s non-cash assets. The note bears interest at 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $37,500, of which $0 is unamortized at March 31, 2005. Subsequent to December 31, 2004, BSI effectively repaid $375,000 of this note and accrued interest thereon pursuant to draw-downs under the Equity Line. This note is currently in default.	$175,000
Fees and discounts	(117,361)
Less current portion	(175,000)
$1,082,639

BSI2000, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements (Continued)

Note 5-Shareholders’ Equity

On September 13, 2004, BSI issued 990,019 shares of common stock under the Equity Line of Credit Agreement to Cornell Capital Partners for $50,000 cash. Costs associated with this transaction were $2,500.

During September 2004, the board of directors approved an amendment of the Articles of Incorporation to increase the authorized number of common shares from 100,000,000 to 200,000,000.

During February 2004, BSI granted warrants to purchase 250,000 shares of common stock to a consulting firm. The warrants are exercisable at $.12 per share for a period of five years, and were fully vested on May 31, 2004. The warrants have been valued at $20,148 using the Black Scholes Option Pricing Model with the following weighted-average assumptions used:

Approximate risk free rate	4.25%
Average expected life	5 years
Dividend yield	0%
Volatility	80.85%
Estimated fair value of total options granted	$20,148

The value of the warrants has been included in general and administrative expenses as of December 31, 2004.

During May 2004, BSI granted warrants to purchase 1,250,000 shares of common stock to a consulting firm. The warrants are exercisable at $.12 per share for a period of five years, and vest upon the award of at least a $1,000,000 contract to BSI that was introduced by the consultant. This contract has been cancelled by BSI, with a settlement currently being negotiated.

Note 6 - Subsequent Events

Subsequent to March 31, 2005, Cornell Capital Partners converted $100,000 of secured convertible debentures into 4,273,504 shares of common stock of BSI.

Note 7 - Intrinsic Value Associated with Issuance of Debentures

On June 27, 2005, BSI was contacted by the Staff of the United States Securities and Exchange Commission during the course of a routine review of its periodic filings and made inquiries regarding certain of BSI’s accounting policies. As a result of this inquiry, management re-evaluated BSI’s accounting for certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows. Following the evaluation, BSI determined that the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows  for the fiscal year ended December 31, 2004 should be restated in the Form 10-KSB for the fiscal year ended December 31, 2004. The effect of these errors on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows was considered material.

This error arose as a result of BSI issuing secured convertible debentures to Cornell Capital Partners, LP in October and December of 2004, which debentures by their terms were immediately convertible into shares of BSI common stock at a conversion price per share that was less that the then-current market price of BSI’s common stock. Accordingly, BSI should have recorded Financing Costs because the debentures had intrinsic value (i.e., the conversion price per share was less than the market price per share of BSI’s stock at the time of conversion). Accordingly, BSI is required to restate their financials for the fiscal year ended December 31, 2004 as set forth below.

The following is a summary of the effects of these restatements on BSI's consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal year ended December 31, 2004.

	As previously reported	Adjustments	As restated
Additional Paid-in Capital	$6,938,742	+$250,000	$7,188,742
Retained Earnings	$(7,449,527)	-$250,000	$(7,699,527)
Financing Costs	$(163,030)	-$250,000	$(413,030)
Net Income	$(2,169,238)	-$250,000	$(2,419,238)

The adjustments noted above are primarily due to the adjustment of the following items:

For the October 7, 2004 convertible debt, intrinsic value is equal to $0.0124, which is the difference between $0.062 (i.e., the price of BSI’s common stock) on October 7, 2004, as compared to 80% of that price, or $0.0496. The intrinsic value of $0.0124 per share is then multiplied by 10,080,645 shares of common stock (i.e., the $500,000 convertible debt divided by the conversion price of $0.0496), which equals an intrinsic value of $125,000.

For the December 10, 2004 convertible debt, intrinsic value is equal to $0.009, which is the difference between $0.045 (i.e., the price of BSI’s common stock) on December 10, 2004, as compared to 80% of that price, or $0.036. The intrinsic value of $0.009 per share is then multiplied by 13,888,888 shares of common stock (i.e., $500,000 convertible debt divided by the conversion price of $0.036), which equals an intrinsic value of $125,000.

BSI did not account for these conversion features in its December 31, 2004 Form 10-KSB. BSI is amending such Form 10-KSB by making adjustments that record an increase to Financing Costs of $250,000 at December 31, 2004, with a corresponding increase to Additional Paid-in Capital as noted above.

As a result of the June 27, 2005 inquiry, management also re-evaluated BSI’s accounting for certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal quarter ended March 31, 2005. Following the evaluation, BSI determined that the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal quarter ended March 31, 2005 should be restated in the Form 10-QSB for the fiscal quarter ended March 31, 2005. The effect of these errors on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows was considered material.

This error arose as a result of BSI issuing secured convertible debentures to Cornell Capital Partners, LP in January of 2005, which debentures by their terms were immediately convertible into shares of BSI common stock at a conversion price per share that was less that the then-current market price of BSI’s common stock. Accordingly, BSI should have recorded Financing Costs because the debentures had intrinsic value (i.e., the conversion price per share was less than the market price per share of BSI’s stock at the time of conversion). Accordingly, BSI is required to restate their financials for the fiscal quarter ended March 31, 2005 as set forth below.

The following is a summary of the effects of these restatements on BSI's consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal quarter ended March 31, 2005.

	As previously reported	Adjustments	As restated
Additional Paid-in Capital	$7,560,129	+$62,500	$7,622,629
Retained Earnings	$(8,407,641)	-$62,500	$(8,470,141)
Financing Costs	$(40,417)	-$62,500	$(102,917)
Net Income	$(708,114)	-$62,500	$(770,614)

The adjustments noted above are primarily due to the adjustment of the following item:

For the January 19, 2005 convertible debt, intrinsic value is equal to $0.0084, which is the difference between $0.042 (i.e., the price of BSI’s common stock) on January 19, 2005, as compared to 80% of that price, or $0.0336. The intrinsic value of $0.0084 per share is then multiplied by 7,440,476 shares of common stock (i.e., $250,000 convertible debt divided by the conversion price of $0.0336), which equals an intrinsic value of $62,500.

BSI did not account for these conversion features in its March 31, 2005 Form 10-QSB. BSI is amending such Form 10-QSB by making adjustments that record an increase to Financing Costs of $62,500 at March 31, 2005, with a corresponding increase to Additional Paid-in Capital as noted above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
BSI 2000, Inc.
Denver, Colorado

We have audited the accompanying consolidated balance sheet of BSI 2000, Inc. and subsidiary (A Development Stage Company) (the Company) as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2004 and 2003 and for the cumulative period from Inception (July 30, 1993) through December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of The Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BSI 2000, Inc. and subsidiary as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 and for the cumulative period from Inception (July 30, 1993) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10, the accompanying 2004 consolidated balance sheet, consolidated statement of change in stockholders’ equity (deficit), and consolidated statement of cash flows have been restated.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced circumstances, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC
March 11, 2005
Denver, Colorado

BSI 2000, INC.
(A Development Stage Company)
Consolidated Balance Sheet
December 31, 2004

Assets
Current assets
Cash and cash equivalents	$893,387
Inventories	50,370
Other	3,432
Total current assets	947,189

Property and equipment, net	44,125
Intangible assets, net	182,966
Other long-term assets	4,232
Total assets	$1,178,512

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$184,269
Accrued liabilities	27,331
Deferred revenue, current portion	6,375
Convertible notes payable, current portion	470,833
Total current liabilities	688,808
Deferred revenue, long-term portion	13,208
Convertible notes payable, less current portion	896,389
Commitments and contingencies
Stockholders’ deficit
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	--
Common stock, $.001 par value, 200,000,000 shares authorized, 90,891,798 shares issued and outstanding	90,892
Additional paid-in capital	7,188,742
Accumulated deficit	(7,699,527)
Total stockholders’ deficit	(419,893)
Total liabilities and stockholders’ deficit	$1,178,512

See notes to consolidated financial statements.

BSI 2000, INC.
(A Development Stage Company)
Consolidated Statements of Operations

	For the Years Ended		Inception (July 30, 1993) through
	December 31,		December 31,
	2004	2003	2004

Revenues	$5,918	$34,440	$101,648
Cost of goods sold	--	67,986	67,986
Gross (loss) profit	5,918	(33,546)	33,662

Operating expenses
Selling expenses	367,807	275,098	1,406,780
General and administrative	1,048,073	760,270	3,632,515
Stock based compensation expense	--	--	253,741
Research and development	542,635	446,605	1,903,524
Total operating expenses	1,958,515	1,481,973	7,196,560

Other (expense) income
Interest expense	(53,864)	(8,152)	(183,229)
Interest income	3	1,636	23,047
Financing costs	(413,030)	(46,943)	(459,973)
Other	250	--	83,526
Total other (expense) income	(466,641)	(53,459)	(536,629)

Net loss	$(2,419,238)	$(1,568,978)	$(7,699,527)

Basic and diluted weighted average common shares outstanding	72,506,696	41,412,101	13,384,466
Basic and diluted loss per common share	$(0.03)	$(0.04)	$(0.58)

See notes to consolidated financial statements.

BSI 2000, INC.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity (Deficit)
For the Years Ended December 31, 2004 and 2003 and
For the Period from Inception (July 30, 1993) to December 31, 2004

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit During the Development Stage	Total Stockholders’ Equity (Deficit)
Balance at Inception - July 30, 1993	--	$ -	$ --	$ --	$ --
Stock issued to founders for cash during the period ended December 31, 1993	19,580	85,000	--	--	85,000
Stock issued for cash during the year ended December 31, 1993	2,701	57,500	--	--	57,500
Stock issued to founders for services during the period ended December 31, 1993	33,812	146,793	--	--	146,793
Stock issued for cash during the year ended December 31, 1994	12,904	65,000	--	--	65,000
Stock issued for cash during the year ended December 31, 1995	224,672	118,763	--	--	118,763
Stock issued for cash during the year ended December 31, 1996	616,989	227,872	--	--	227,872
Stock issued for cash during the year ended December 31, 1997	225,766	144,612	--	--	144,612
Stock issued for cash during the year ended December 31, 1998	831,118	788,309	--	--	788,309
Stock issued for cash during the year ended December 31, 1999	583,767	364,854	--	--	364,854
Stock issued for cash during the year ended December 31, 2000	195,369	122,106	--	--	122,106
Net loss from Inception	--	--	--	(2,398,997)	(2,398,997)
Balance - December 31, 2000	2,746,678	2,120,809	--	(2,398,997)	(278,188)
Stock issued for cash	46,600	29,125	--	--	29,125
Stock issued to officer for services	2,500,000	56,736	--	--	56,736
Stock issued for services to an employee	212,045	212	--	--	212
Net income	--	--	--	(338,679)	(338,679)
Balance - December 31, 2001	5,505,323	2,206,882	--	(2,737,676)	(530,794)
Stock issued for debt conversion	1,159,426	865,375	--	--	865,375
Stock issued for cash	1,082,651	889,200	--	--	889,200
Stock issued for services to finders of private placement offering in June 2002 at $.01 per share, net of expense	300,000	--	--	--	--
Stock issued for services	25,000	25,500	--	--	25,500
Stock based compensation expense	580,000	50,000	--	--	50,000
Net loss	--	--	--	(973,635)	(973,635)
Balance - December 31, 2002	8,652,400	4,036,957	--	(3,711,311)	325,646
Stock issued for cash	1,134,500	135,500	249,000	--	384,500
Stock issued for equity line of credit commitment and placement fees	1,910,714	1,911	(1,911)	--	--
Stock issued for convertible note payable fees	500,000	500	(500)	--	--
Issuance of stock in connection with reverse acquisition	41,363,488	(4,121,307)	4,121,307	--	--
Stock issued for debt conversion	390,625	391	49,609	--	50,000
Net loss	--	--	--	(1,568,978)	(1,568,978)
Balance December 31, 2003	53,951,727	53,952	4,417,505	(5,280,289)	(808,832)
Stock issued for debt conversion	35,949,972	35,950	2,454,579	--	2,490,529
Stock issued for cash	990,099	990	46,510	--	47,500
Intrinsic value of convertible debt	-	-	250,000	-	250,000
Warrants issued to consultants	--	--	20,148	--	20,148
Net loss	--	--	--	(2,419,238)	(2,419,238)
Balance December 31, 2004	90,891,798	$90,892	$7,188,742	$(7,699,527)	$(419,893)

See notes to consolidated financial statements.

BSI 2000, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Years Ended		Inception (July 30, 1993) to
	December 31,		December 31,
	2004	2003	2004

Cash flows from operating activities
Net loss	$(2,419,238)	$(1,568,978)	$(7,699,527)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	19,152	27,128	123,313
Gain on forgiveness of debt	--	--	(65,485)
Gain on disposal of fixed assets	(250)	--	(250)
Stock based compensation	20,148	--	273,889
Intrinsic value of convertible debt	250,000	--	250,000
Changes in assets and liabilities
Inventories	(15,009)	(8,237)	(50,370)
Other current assets	(3,432)	4,257	(3,432)
Other long-term assets	--	--	(4,232)
Accounts payable	(11,868)	186,890	238,332
Deferred revenue	19,583	--	19,583
Accrued liabilities	1,533	19,306	80,880
	279,857	229,344	862,228
Net cash used in operating activities	(2,139,381)	(1,339,634)	(6,837,299)

Cash flows from investing activities
Redemption of certificates of deposit	--	--	35,000
Purchase of certificate of deposit	--	--	(35,000)
Proceeds from fixed asset disposals	250		250
Purchase of fixed assets	(10,755)	(10,533)	(118,882)
Patent application	(120,585)	(54,343)	(183,168)
Net cash used in investing activities	(131,090)	(64,876)	(301,800)

Cash flows from financing activities
Proceeds from issuance of common stock	47,500	384,500	3,324,341
Proceeds from long-term debt	--	--	919,500
Net proceeds from convertible notes payable	2,990,808	916,943	3,907,751
Repayment on long-term debt	--	--	(81,516)
Repayment on capital lease obligation	--	--	(37,590)
Net cash provided by financing activities	3,038,308	1,301,443	8,032,486

Net (decrease) increase in cash and cash equivalents	767,837	(103,067)	893,387
Cash and cash equivalents - beginning of year	125,550	228,617	--
Cash and cash equivalents - end of year	$893,387	$125,550	$893,387

(Continued on following page.)

See notes to consolidated financial statements.

BSI 2000, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows

(Continued from previous page.)

Supplemental disclosure of cash flow information:

Cash paid for interest during the years ended December 31, 2004 and 2003 was $0 and $0, respectively. Cash paid for interest expense from Inception (July 30, 1993) through December 31, 2004 was $68,164.

Supplemental disclosure of non-cash activity:

During the year ended December 31, 2004, the Company issued 250,000 warrants to a consultant valued at $20,148.

During the year ended December 31, 2004, the Company effectively repaid $2,290,529 of notes payable and accrued interest pursuant to draw-downs under the Equity Line and converted $200,000 of convertible debentures into 3,009,558 shares of common stock.

During the year ended December 31, 2004, the Company issued notes payable to a third party with intrinsic value to the holder in the amount of $250,000.

During the year ended December 31, 2003, the Company converted $50,000 of convertible debentures into 390,625 shares of common stock.

Effective March 31, 2003, the Company entered into a merger agreement, which has been accounted for as a reverse acquisition. No assets were acquired. As a result of the merger, there was an increase of 41,363,488 shares of common stock outstanding in the surviving company.

As part of the merger, the Company assumed an existing liability of $56,825, which has been funded through a note receivable from shareholders of the Company.

During the year ended December 31, 2002, the Company converted $812,326 of notes payable and $53,049 of accrued interest into 1,159,426 shares of common stock.

During the year ended December 31, 2002, the Company converted $25,500 of accounts payable and accrued liabilities into 25,000 shares of common stock.

During the year ended December 31, 2001, the Company converted accrued wages totaling $56,736 into 2,500,000 shares of common stock.

During the year ended December 31, 1999, the Company converted $29,063 from accounts payable to notes payable.

In September 1998, the Company obtained fixed assets totaling $37,590 through a capital lease. In addition, the Company financed leasehold improvements in the amount of $16,000 through a note payable.

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of Business and Summary of Significant Accounting Policies

BSI 2000, Inc. was formed on July 30, 1993 and is a value-added reseller (“VAR”) of LaserCard’s® optical cards and optical card readers. As a VAR, BSI 2000, Inc. develops proprietary hardware and software adapting LaserCard’s® optical card technology for specific applications. BSI 2000 Inc.’s products are designed as turnkey solutions for identified commercial and governmental card-based information needs.

BSI 2000, Inc. is a development stage company that has not had any significant revenue since inception. There is no assurance that the Company will generate significant revenue or earn a profit in the future.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BSI 2000, Inc. and its subsidiary, BSI Operating, Inc. (the Company). All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company’s cash and cash equivalents exceed federally insured limits.

Inventories

Inventories consist of raw materials and are stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of 5 to 7 years. Leasehold improvements are amortized over a 5 1/2 year period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in compliance with SAB 104, “Revenue Recognition in Financial Statements.” Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through December 31, 2004, revenues earned represented sales to distributors of demonstration units of the Company’s products.

Transaction based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect.

Distribution rights revenue is recognized ratable over the life of each underlying distribution agreement.

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Intangible Assets

Intangibles include trademarks and patents, which are recorded at cost. These patents are awaiting approval from the U.S. Patent office. Once accepted, the Company will begin amortization over the life of the patent. If patents are not awarded, the related costs will be expensed.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Advertising Costs

The Company expenses advertising costs as incurred.

Software and Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Costs incurred to date for the development of the Company’s products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of SFAS No. 86 “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”

Basic and Diluted Earnings Per Common Share

Basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

Stock-Based Compensation

During the year ended December 31, 2004, the Company has issued options to employees to purchase 3,387,500 shares of common stock at an exercise prices ranging from $.04 to $0.11. Of the 3,387,500 options issued during 2004, 1,127,500 were vested at the date of grant with the remainder vesting in 2005 through 2007.

The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion (“APB”) No. 25 and has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation cost has been recognized for awards under the stock option plan as the exercise prices equaled or exceeded their fair value of the underlying stock as determined by the Board of Directors. Had compensation cost for the Company’s options issued to employees been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, as amended by SFAS No. 148, the Company’s net loss would have been changed to the pro forma amount indicated below at December 31, 2004:

Net loss - as reported	$(2,419,238)
Deduct recorded employee compensation expense	--
Add fair value of employee compensation expense	(86,899)
Net loss - pro forma	$(2,506,137)
Net loss per share-pro forma	$(0.03)

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used at December 31, 2004:

Approximate risk free rate	4.25%
Average expected life	5 years
Dividend yield	0%
Weighted Average Volatility	85.28%
Estimated fair value of total options granted	$230,575

During February 2004, the Company granted warrants to purchase 250,000 shares of common stock to a consulting firm. The warrants are exercisable at $.12 per share for a period of five years, and were fully vested on May 31, 2004. The warrants have been valued at $20,148 using the Black-Scholes option pricing model with the following weighted-average assumptions used at December 31, 2004:

Approximate risk free rate	4.25%
Average expected life	5 years
Dividend yield	0%
Volatility	80.85%
Estimated fair value of total options granted	$20,148

The value of the warrants has been included in general and administrative expenses as of December 31, 2004.

Recently Issued Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. The Company adopted SFAS No. 145 January 1, 2003. Adoption of SFAS No. 145 did not have a material impact on the Company.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” (effective January 1, 2003) which replaces Emerging Issues Task Force (EITF) Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and states that an entity’s commitment to an exit plan, by itself, does not create a present obligation that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The Company adopted this statement on January 1, 2003; adoption did not have an effect on results of operations and financial position.

In October 2002, the FASB issued SFAS No. 147 “Acquisitions of Certain Financial Institutions.” SFAS No. 147 amends FASB Statements No. 72 and 144 and FASB Interpretations No. 9. Adoption of SFAS No. 147 did not have a material impact on the Company.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (the Interpretation), which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. The Interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees. The Interpretation requires the guarantor to recognize a liability for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. The Company adopted the disclosure provisions of the Interpretation beginning with its fiscal 2003 consolidated financial statements, and will apply the recognition and measurement provisions for all guarantees entered into or modified after December 31, 2002. However, the Company is not a guarantor of indebtedness of others.

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” This statement amends FASB Statement No. 123 “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of this statement relating to alternative transition methods and annual disclosure requirements are effective for the year ended December 31, 2002. The transitional provisions did not have an impact on the Company’s financial statements as it has elected to retain the intrinsic value method.

The provisions relating to annual and interim disclosures have changed the manner in which the Company discloses information regarding stock-based compensation.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN No. 46)”. This interpretation clarifies existing accounting principles related to the preparation of consolidated financial statements when the equity investors in an entity do not have the characteristics of a controlling financial interest or when the equity at risk is not sufficient for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 requires a company to evaluate all existing arrangements to identify situations where a company has a “variable interest” (commonly evidenced by a guarantee arrangement or other commitment to provide financial support) in a “variable interest entity” (commonly a thinly capitalized entity) and further determine when such variable interests require a company to consolidate the variable interest entities’ financial statement with its own. The Company is required to perform this assessment by December 31, 2003 and consolidate any variable interest entities for which it will absorb a majority of the entities’ expected losses or receive a majority of the expected residual gains. Management has not yet performed this assessment, however it does not have any variable interest entities as of December 31, 2004.

In April 2003, FASB issued SFAS No. 149, “Accounting for Derivative Instruments and Hedging Activities,” which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” The Company has not entered into any transactions of this type.

In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised), Share-Based Payment, which supersedes Accounting Principles Board (“APB”) No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. Under SFAS No. 123 (revised), all share-based payments would be treated as other forms of compensation by recognizing the costs, generally measured as the fair value at the date of grant, in the income statement. The Company will adopt, as required, SFAS No. 123 (revised) for its fiscal year beginning January 1, 2006. Management expects that the impact of the adoption of SFAS No. 123 (revised) will be that the share-based payment expense amounts historically disclosed as required by SFAS No. 123 will now be recognized as an expense on the statement of operations.

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has experienced losses since inception (July 30, 1993) through December 31, 2004 of $7,699,527. The Company has working capital of $258,381 and stockholder’s deficit of $419,893 as of December 31, 2004 and used cash of $2,139,381 in its 2004 operations.

The extended period over which losses have been experienced is principally attributable to two factors, lack of capital and the type of potential customers. Lack of capital has prevented the Company from quickly developing and aggressively marketing its products. In addition, most of the Company’s potential customers are large corporations or governments. Adopting the Company’s products will in many cases require changing the way business is done.

The Company has made advances in the sales process with several potentially large customers. Although there are no assurances that the Company will be successful, in order to fund activities until positive operating cash flow can be achieved, the Company has implemented the plan described below.

During the first quarter of 2003, the Company signed an agreement to merge with a small public company (Note 3). The transaction was a reverse acquisition with the Company as the accounting acquirer. The Company became a wholly owned subsidiary of the public company, the Company’s shareholders became the majority shareholders of the public company, and the public company will changed its name to “BSI2000, Inc.”

On October 31, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell Capital Partners, LP (Cornell). Under this agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $15 million (Note 5).

On October 8, 2004 through January 20, 2005 the company issued a $1,250,000 convertible debenture to Cornell Capital Partners, LP. (See note 5).

The Company expects that the capital raised in the transactions described above will be sufficient to fund the Company’s activities until positive operating cash flow is achieved

Note 3 - Reverse Acquisition

On March 31, 2003 the reverse triangular merger between the Company and Knowledge Foundation, Inc. closed. As a result of the closing BSI2000, Inc. became a 100% owned subsidiary of Knowledge Foundations, Inc. Also as result of the closing Knowledge Foundations, Inc.’s name changed to BSI2000, Inc. (“new BSI”) and BSI2000, Inc.’s name changed to BSI Operating, Inc. (“old BSI”).

Immediately prior to the closing all of Knowledge Foundation, Inc.’s assets and all but $56,825 of its liabilities (see below) were spun-off to certain of its shareholders in exchange for 34,105,900 shares of common stock, which were then canceled. After the spin-off 5,027,818 shares of Knowledge Foundations, Inc. common stock (“new BSI stock”) remained outstanding.

Knowledge Foundations, Inc. (“new BSI”) acquired BSI2000, Inc. (“old BSI”) by issuing 45,122,570 of its common shares (“new BSI stock”) to stockholders of BSI2000, Inc. (“old BSI”) in exchange for 100% of the outstanding 8,786,900 common shares of BSI2000, Inc. (“old BSI stock”).

For financial reporting purposes the transaction has been accounted for as a re-capitalization of the Company. Accordingly the net increase in the outstanding shares of 41,363,488 resulting from the above transactions has been reflected in the financial statements as shares issued in connection with the re-capitalization of the Company. In recording the re-capitalization transaction $4,121,307 has been reclassified from common stock to additional paid in capital.

As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of the Company, and only the historical financial statements of the Company, have become the historical financial statements of the continuing entity. Historical financial statements of Knowledge Foundation, Inc. are not presented.

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The terms of the merger agreement between the Company and Knowledge Foundations, Inc. provided that the liabilities of Knowledge Foundation, Inc. at the closing would not exceed $15,000. However, at the closing Knowledge Foundations, Inc. had a note payable and accrued interest outstanding in the amount of $56,825. In order to off set this liability certain shareholders of Knowledge Foundations Inc. executed a note payable to the Company in the amount of $56,825. The Knowledge Foundation, Inc. note and accrued interest have been recorded as a reduction of additional paid in capital. The note receivable from the Knowledge Foundation, Inc. stockholders has been recorded as an increase to additional paid in capital.

Note 4 - Furniture and Fixtures

Property and equipment consist of the following at December 31, 2004:

Leasehold improvements	$18,744
Software	7,919
Equipment	103,091
Furniture	36,588
166,342
Less accumulated depreciation	(122,217)
$44,125

Note 5 - Convertible Debt

On October 31, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell. Under this agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $15.0 million. Subject to certain conditions, the Company is entitled to commence drawing down on the Equity Line of Credit effective on December 9, 2003, the effective date of the registration statement filed with The Securities and Exchange commission, and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell received 1,875,000 shares of the Company’s common stock as a one-time commitment fee and is entitled to retain a fee of 4.0% of each advance. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 35,714 shares of common stock equal to approximately $10,000 based on the Company’s stock price on July 7, 2003, the date the Company agreed to engage the placement agent.

On October 7, 2004, the Company issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners, LP (“Cornell”) that is due October 7, 2007. On December 10, 2004, the Company issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners, LP (“Cornell”) that is due December 10, 2007. On January 19, 2005, the Company issued a 5% convertible debenture in the amount of $250,000 to Cornell Capital Partners, LP (“Cornell”) that is due January 19, 2008. The debentures are convertible into the Company’s common stock at either the fixed price of 120% of the Volume Weighted Average price on the closing date (October 7, 2007, December 10, 2007 and January 20, 2008, respectively) or 80% of the average of the three (3) lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of the Company’s common stock for the five (5) trading days immediately preceding the conversion date (date on which the Company receives a notice of conversion from Cornell). The debentures will automatically convert into the Company’s common stock on the third anniversary of issuance. The Company has the right to redeem the debentures with three (3) days advance notice any or all of the outstanding debenture amount at its sole discretion.

The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell may continue to convert the remaining outstanding debenture.

Cornell has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell upon conversion, which has resulted in a $125,000 charge to operations during 2004 for each of the convertible debentures issued during 2004. A $62,500 charge to operations will be taken during the first quarter of 2005 for the debenture that issued during January 2005.

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company received $500,000 on October 7, 2004, less a 10% fee of $50,000 and $10,000 for legal costs. The Company received $500,000 (net of 10% fee) on December 10, 2004 and $250,000 (net of 10% fee) on January 20, 2005.

In the event that the Company exercises it right of redemption as described above for either all or a portion of the outstanding debenture, Cornell shall receive for every $100,000 invested a warrant to purchase 50,000 shares of the Company’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date

Convertible secured debentures and notes payable consist of the following at December 31, 2004:

Secured promissory note issued to Cornell, due on March 11, 2005 and secured by substantially all of Company’s non-cash assets. The note bears interest at 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $37,500, of which $29,167 is unamortized at December 31, 2004. Subsequent to December 31, 2004 and through March 11, 2005, the Company effectively repaid $300,000 of the note and accrued interest thereon pursuant to draw-downs under the Equity Line.	$500,000
Convertible secured debenture issued to Cornell, bearing interest at 5% and due on October 7, 2007. The debenture is convertible at Cornell’s option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. The Company has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $60,000, of which $55,000 is unamortized at December 31, 2004. An intrinsic value of $125,000 related to the conversion feature of this note has been included as a financing cost in the accompanying statement of operations for the year ended December 31, 2004.

500,000
Convertible secured promissory debenture issued to Cornell, bearing interest at 5% and due on December 10, 2007. The debenture is convertible at Cornell’s option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. The Company has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $50,000, of which $48,611 is unamortized at December 31, 2004. An intrinsic value of $125,000 related to the conversion feature of this note has been included as a financing cost in the accompanying statement of operations for the year ended December 31, 2004.

500,000
Fees and discounts	(132,778)
1,367,222
Less current portion	(470,833)
$896,389

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Commitments and Contingencies

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Consulting Agreement

In September 2003, the Company entered into a consulting agreement for a term of six months. Under the term of the agreement, the Company paid a monthly fee of $3,500 for services performed. As of December 31, 2004, this agreement had been terminated.

In February 2004, the Company entered into a consulting agreement through July 31, 2004. The Company is obligated to pay $7,000 per month plus expenses for services performed. The Company granted five-year warrants to purchase 250,000 shares of the Company’s common stock at the closing price on February 1, 2004. Since August 1, 2004, this agreement has continued on a month to month basis.

Note 7 - Stockholders’ Equity

Stock Issued to Founders

During the period from Inception (July 30, 1993) through December 31, 1993, the Company issued shares of common stock to the founders for prior services at $4.34 per share, which was the value consistent with the cash sales of stock immediately preceding the issuance.

Stock Issued to an Officer and Employee

On September 11, 2001, BSI issued 2,500,000 shares of common stock to Jack Harper, president and director, for $2,500 ($0.001 per share) and forgiveness of accrued wages. Also in 2001, BSI issued 212,045 shares of common stock to Robert B. Lumen for $212 ($0.001 per share). When these shares were issued, BSI was insolvent with negative working capital, and unable to pay salaries to employees.

Private Offerings

On September 13, 2004, the Company issued 990,099 shares of common stock under the Equity Line of Credit Agreement to Cornell Capital for $50,000 cash. Costs associated with this transaction were $2,500.

During 2003, the Company sold 134,500 and 1,000,000 shares of common stock in private placement offerings at $1.00 and $0.25 per share, respectively

During 2002, the Company sold 937,886 and 515,869 shares of common stock in private placement offerings at $1.00 and $0.625 per share, respectively. The shares issued under the private placement for $1.00 per share include 371,104 shares issued in satisfaction of long-term debt.

Stock Options

During the period ended December 31, 2004, the Company has issued options to employees to purchase 4,310,000 shares of common stock at an exercise prices ranging from $.04 to $0.11. Of the 4,310,000 options issued during 2004, 1,142,500 were vested at the date of grant with the remainder vesting in 2005 through 2007.

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the activity for options outstanding:

	Incentive Stock Options	Weighted Average Exercise Price
Outstanding - December 31, 2003	--	$--
Granted	4,310,000.104
Forfeited/canceled	(1,212,500)	(.110)
Exercised	--	--
Outstanding - December 31, 2004	3,097,500	$.101

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (as amended by SFAS No. 148 “Accounting for Stock Based Compensation - Transition and Disclosure”). Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company’s option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Corporation’s net loss and basic loss per common share would have been changed to the pro forma amounts indicated below:

	For the Years Ended		Inception (July 30, 1993) through
	December 31,		December 31,
	2004	2003	2004

Net loss - as reported	$(2,419,238)	$(1,568,978)	$(7,699,527)
Net loss - pro forma	$(2,506,137)	$(1,568,978)	$(7,786,426)
Basic loss per common share - as reported	$(0.03)	$(0.04)	$(0.56)
Basic loss per common share - pro forma	$(0.03)	$(0.04)	$(0.56)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: expected life of 5 years, 85.28% weighted average volatility, risk free rate interest rate of 4.25% and a 0% dividend yield.

Warrants

During February 2004, the Company granted warrants to purchase 250,000 shares of common stock to a consulting firm. The warrants are exercisable at $.12 per share for a period of five years, and were fully vested on May 31, 2004. The warrants have been valued at $20,148 using the Black-Scholes option pricing model with the following weighted-average assumptions used at December 31, 2004:

Approximate risk free rate	4.25%
Average expected life	5 years
Dividend yield	0%
Volatility	80.85%
Estimated fair value of total options granted	$20,148

The Company issued warrants to purchase 2,250,000 shares common stock to a consulting firms that are exercisable at $.061 per share for a period of five years. These warrants vest according to specific performance criteria that were not met as of December 31, 2004. Accordingly, no expense has been recorded in these financial statements with respect to these warrants.

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the activity for warrants outstanding:

	Number of Warrants	Weighted Average Exercise Price
Outstanding - December 31, 2003	--	$--
Issued	2,500,000.067
Outstanding - December 31, 2004	2,500,000	$.067

During September 2004, the Board of Directors approved an amendment of the articles of incorporation to increase the authorized number of common shares from 100,000,000 to 200,000,000.

Earnings Per Share

The following table sets forth the computation for basic and diluted earnings per share:

	December 31,	December 31,	Inception (July 30, 1993) through December 31,
	2004	2003	2004
Numerator for basic earnings per share	$(2,400,895)	$(1,568,978)	$(7,681,184)
Numerator for diluted income per common share	$(2,400,895)	$(1,568,978)	$(7,681,184)
Denominator for basic earnings per share - weighted average shares	72,506,696	41,412,101	13,384,466
Denominator for diluted earnings per share - adjusted weighted average shares	72,506,696	41,412,101	13,384,466
Diluted income per common share	$(0.03)	$(0.04)	$(0.56)

Note 8 - Income Taxes

The Company did not provide a current or deferred federal or state income tax provision or benefit for any of the periods presented because it has experienced recurring operating losses. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of the net operating loss, because of uncertainty regarding its realization.

At December 31, 2004, the Company had federal net operating losses of approximately $6.3 million. Utilization of the net operating loss, which expires at various times starting in 2009, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state tax laws.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are approximately as follows:

	For the Years Ended December 31,
	2004	2003
Net operating loss	$2,205,000	$1,439,000
Total deferred tax assets	2,205,000	1,439,000
Valuation allowance	(2,205,000)	(1,439,000)
Net deferred tax asset	$--	$--

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a reconciliation of the statutory federal income tax rate applied to pre-tax accounting net income compared to the income taxes in the statements of income:

	For the Years Ended		Inception (July 30, 1993) through
	December 31,	December 31,	December 31,
	2004	2003	2004

Federal tax benefit at statutory rates	$762,000	$550,000	$2,201,000
State tax benefit at statutory rates	72,000	47,000	195,000
Valuation allowance	(834,000)	(597,000)	(2,396,000)
Reported income tax benefit	$--	$--	$--

Note 9 - Subsequent Event (Unaudited)

Subsequent to December 31, 2004, the Company issued one additional convertible debenture to Cornell Capital Partners for $250,000 and effectively repaid $300,000 of a secured promissory note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On July 20, 2005, the shareholders of the Company, at a special shareholders meeting, approved an increase in the authorized shares of common stock of the company from $.001 par value 200,000,000 shares to 400,000,000.

Subsequent to March 31, 2005, Cornell Capital Partners converted $400,000 of secured convertible debentures into 16,002,529 shares of common stock of BSI.

Subsequent to March 31, 2005, BSI effectively repaid $325,000 of promissory notes pursuant to draw-downs under the Equity Line.

On July 5, 2005 we entered into a Securities Purchase Agreement with Cornell Capital Partners, dated as of June 17, 2005. Pursuant to the Securities Purchase Agreement, BSI may sell to Cornell Capital Partners up to $1,250,000 of secured convertible debentures pursuant to the terms contained in the Secured Convertible Debentures.

Pursuant to the terms of the Securities Purchase Agreement, on June 17, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due June 17, 2007. The debenture is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debenture will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debenture with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

On June 17, 2005, the Company issued to Cornell Capital Partners a warrant for 20,000,000 of the Company’s common stock has an exercise price equal to $0.05 or as subsequently adjusted under the terms of the warrant. The warrant expires five years from June 17, 2005.

On July 15, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due July 15, 2007. The debentures is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debentures will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On August 5, 2005, BSI issued a 5% secured convertible debenture in the amount of $1,000,000 to Cornell Capital Partners that is due August 5, 2007. The debentures is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debenture will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debenture with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

On August 11, 2005, the Company paid past due payroll tax liabilities totaling $55,593.01. This amount represents payroll liabilities from May 31, 2005 through July 31, 2005. As of August 11, 2005, the Company was current with all its payroll tax liabilities.

On August 2, 2005, the Company entered into an option to purchase, pursuant to a private sale, all right, title and interest in the Maxx-Net system from The New Sytron, Inc. The cost of the option, paid by BSI on August 2, 2005, was $12,000, and expires on September 15, 2005. The purchase price for the assets pursuant to the exercise of the option is $650,000 payable $150,000 at closing along with a 6% promissory note in the amount of $500,000. The note is payable in 48 monthly installments of $11,743, and will be due September 1, 2009. In addition, the Company will issue at closing 1,000,000 warrants for the purchase of BSI’s common stock. The warrants will have a term of four years, and will have an exercise price equal to the trading price for BSI’s common stock as of the close of trading on the date BSI exercises the option.

Note 10 - Intrinsic Value Associated with Issuance of Debentures

On June 27, 2005, BSI was contacted by the Staff of the United States Securities and Exchange Commission during the course of a routine review of its periodic filings and made inquiries regarding certain of BSI’s accounting policies. As a result of this inquiry, management re-evaluated BSI’s accounting for certain items on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows. Following the evaluation, BSI determined that the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows  for the fiscal year ended December 31, 2004 should be restated in the Form 10-KSB for the fiscal year ended December 31, 2004. The effect of these errors on the consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows was considered material.

This error arose as a result of BSI issuing secured convertible debentures to Cornell Capital Partners, LP in October and December of 2004, which debentures by their terms were immediately convertible into shares of BSI common stock at a conversion price per share that was less that the then-current market price of BSI’s common stock. Accordingly, BSI should have recorded Financing Costs because the debentures had intrinsic value (i.e., the conversion price per share was less than the market price per share of BSI’s stock at the time of conversion). Accordingly, BSI is required to restate their financials for the fiscal year ended December 31, 2004 as set forth below.

The following is a summary of the effects of these restatements on BSI's consolidated balance sheet, consolidated statements of operations, consolidated statement of changes in stockholders' equity(deficit) and consolidated statements of cash flows for the fiscal year ended December 31, 2004.

	As previously reported	Adjustments	As restated
Additional Paid-in Capital	$6,938,742	+$250,000	$7,188,742
Retained Earnings	$(7,449,527)	-$250,000	$(7,699,527)
Financing Costs	$(163,030)	-$250,000	$(413,030)
Net Income	$(2,169,238)	-$250,000	$(2,419,238)

The adjustments noted above are primarily due to the adjustment of the following items:

For the October 7, 2004 convertible debt, intrinsic value is equal to $0.0124, which is the difference between $0.062 (i.e., the price of BSI’s common stock) on October 7, 2004, as compared to 80% of that price, or $0.0496. The intrinsic value of $0.0124 per share is then multiplied by 10,080,645 shares of common stock (i.e., the $500,000 convertible debt divided by the conversion price of $0.0496), which equals an intrinsic value of $125,000.

BSI2000, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the December 10, 2004 convertible debt, intrinsic value is equal to $0.009, which is the difference between $0.045 (i.e., the price of BSI’s common stock) on December 10, 2004, as compared to 80% of that price, or $0.036. The intrinsic value of $0.009 per share is then multiplied by 13,888,888 shares of common stock (i.e., $500,000 convertible debt divided by the conversion price of $0.036), which equals an intrinsic value of $125,000.

BSI did not account for these conversion features in its December 31, 2004 Form 10-KSB. BSI is amending such Form 10-KSB by making adjustments that record an increase to Financing Costs of $250,000 at December 31, 2004, with a corresponding increase to Additional Paid-in Capital as noted above.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about BSI2000, Inc. except the information or representations contained in this Prospectus. You should not rely on any additional information or representations if made.

-----------------------

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities: • except the common stock offered by this Prospectus;	---------------------- PROSPECTUS --------------------- 170,000,000 Shares of Common stock BSI2000, INC. August ___, 2005
• in any jurisdiction in which the offer or solicitation is not authorized;
• in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;
• to any person to whom it is unlawful to make the offer or solicitation; or
• to any person who is not a United States resident or who is outside the jurisdiction of the United States.
The delivery of this Prospectus or any accompanying sale does not imply that: • there have been no changes in the affairs of BSI2000, Inc. after the date of this Prospectus; or
• the information contained in this Prospectus is correct after the date of this Prospectus.
-----------------------

Until _____________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

P-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of BSI from and against certain claims arising from or related to future acts or omissions as a director or officer of BSI. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of BSI pursuant to the foregoing, or otherwise, BSI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

BSI has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Articles of Incorporation and bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

Item 25. Other Expenses Of Issuance And Distribution

ITEM	AMOUNT

Securities and Exchange Commission registration fee	$1,540.69
Printing and engraving fees*	$2,500.00
Accounting fees and expenses *	$20,000.00
Legal fees and expenses *	$50,000.00
Miscellaneous (including Blue Sky fees, transfer agent fees and registrar fees)*	$10,959.31
Total Estimated Expenses	$85,000.00
___________________
* Estimated

Item 26. Recent Sales Of Unregistered Securities

Recent Sales of Unregistered Securities

During the last three years, BSI issued the following unregistered securities:

2005

On February 24, 2005, the Company issued to Mr. Woods 250,000 options at a strike price of $0.04 per share, 50,000 issued on the date of grant. On May 15, 2005, BSI issued Mr. Harper 8,000,000 options at a strike price of $0.03 per share, all of which vest on May 19, 2005, Mr. Kirk 3,000,000 options at a strike price of $0.03 per share, all of which vest on May 19, 2005 and Mr. Woods 3,000,000 options at a strike price of $0.03 per share, all of which vest on May 19, 2005. All of the options issued to Messrs. Harper, Kirk, Nann and Woods have a five-year term.

On May 19, 2005, BSI replaced 2,350,000 options that had been previously issued to employees and former directors with 4,000,000 options at a stock price of $0.03 per share. These options are five year options, and vest on May 19, 2005.

On July 5, 2005 we entered into a Securities Purchase Agreement with Cornell Capital Partners, dated as of June 17, 2005. Pursuant to the Securities Purchase Agreement, BSI may sell to Cornell Capital Partners up to $1,250,000 of secured convertible debentures pursuant to the terms contained in the Secured Convertible Debentures.

Pursuant to the terms of the Securities Purchase Agreement, on June 17, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due June 17, 2007. The debentures is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debentures will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

On June 17, 2005, the Company issued to Cornell Capital Partners a warrant fro 20,000,000 of the Company’s common stock has an exercise price equal to $0.05 or as subsequently adjusted under the terms of the warrant. The warrant expires five years from June 17, 2005.

On July 15, 2005, BSI issued a 5% secured convertible debenture in the amount of $125,000 to Cornell Capital Partners that is due July 15, 2007. The debentures is convertible into BSI’s common stock at a price per share equal to the lesser of (a) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg LP as of the effective date of the Secured Convertible Debenture, or (b) 80% of the lowest closing bid price of BSI’s common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date. The debentures will automatically convert into BSI’s common stock on the second anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion.

On January 19, 2005, BSI issued a 5% Secured Convertible Debenture in the amount of $250,000 to Cornell Capital Partners that is due January 20, 2008. The debenture is convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average Price on the closing date (January 19, 2005) or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, LP, of BSI’s common stock for the five trading days immediately preceding the conversion date. The Secured Convertible Debenture will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debenture with three days’ advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeemed plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding amount under the Secured Convertible Debenture. In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding Secured Convertible Debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI’s common stock. The warrant will have “piggy-back” registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

2004

On December 10, 2004, BSI received net proceeds of $435,723 from a $500,000 secured promissory note issued to Cornell Capital Partners, LP. The note is due on March 11, 2005. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $64,277 in connection with the issuance of the note. As of March 1, 2005 BSI effectively repaid $300,000 of the note and accrued interest pursuant to draw-downs under the Equity Line.

On November 4, 2004, BSI received net proceeds of $178,051 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note is due on December 4, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $21,949 in connection with the issuance of the note. As of December 31, 2004, BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On October 7, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due October 7, 2007, on December 10, 2004, BSI issued a 5% convertible debenture in the amount of $500,000 to Cornell Capital Partners that is due December 10, 2007, and on January 20, 2005, BSI issued a 5% convertible debenture in the amount of $250,000 to Cornell Capital Partners that is due January 20, 2008. These debentures are convertible into BSI’s common stock at either the fixed price of 120% of the Volume Weighted Average price on the closing date (October 7, 2007, December 10, 2007 and January 20, 2008, respectively) or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of BSI’s common stock for the five trading days immediately preceding the conversion date. These debentures will automatically convert into BSI’s common stock on the third anniversary of issuance. BSI has the right to redeem the debentures with three days advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture. On October 7, 2004, BSI received $500,000 less a 10% fee of $50,000 and $10,000 for legal costs. BSI received $500,000 (net of 10% fee) on December 10, 2004 and $250,000 (net of 10% fee) on January 20, 2005. Cornell Capital Partners has the option to convert the debenture on the same day as issuance. As a result of this conversion feature, Cornell Capital Partners has been provided intrinsic value that has been calculated as the difference between the price of the Company’s common stock on the date of issuance, as compared to the discounted conversion price (or 80% of the stock price on the date of issuance). This intrinsic value has been multiplied by the number of shares that would be issued to Cornell Capital Partners upon conversion, which has resulted in a $125,000 charge to operations during 2004 for each of the convertible debentures issued during 2004. A $62,500 charge to operations will be taken during the first quarter of 2005 for the debenture that issued during January 2005. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved the private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On September 13, 2004, BSI issued 990,099 shares of common stock to Cornell Capital Partners for $50,000 cash. Costs associated with this transaction were $2,500. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On July 15, 2004, BSI issued Bernard Nann 250,000 options at a strike price of $0.089 per share, 50,000 of which vested on the date of the grant, and the remaining 200,000 vests 50,000 per year for so long as Mr. Nann remains a director of BSI. These options were issued as compensation to Mr. Nann for his present and future services as a director of BSI. All of these options have a 5-year term. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On June 18, 2004, BSI received net proceeds of $231,935 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on October 18, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $18,065 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On June 8, 2004, BSI received net proceeds of $320,208 from a $350,000 secured promissory note issued to Cornell Capital Partners. The note is due on September 20, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $29,792 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On April 14, 2004, BSI received net proceeds of $229,679 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 21, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,321 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On March 12, 2004, BSI issued Richard Kirk 250,000 options at a strike price of $0.11 per share, all of which vested on the date of the grant. These options were issued as compensation to Mr. Kirk for his services as a director of BSI. All of these options have a 5-year term. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On March 3, 2004, BSI received net proceeds of $229,524 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 23, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears interest of 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,476 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On February 4, 2004, BSI received net proceeds of $223,559 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on May 12, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $26,441 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On December 19, 2003, BSI received net proceeds of $170,917 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note is due on April 26, 2004. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $29,083. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

On October 31, 2003, BSI entered into an Equity Line of Credit Agreement (the “Equity Line”) with Cornell Capital Partners. Under the Equity Line, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line when the common stock to be issued under the Equity Line is registered with the SEC and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation (“Newbridge”), a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid Newbridge a one-time placement agent fee of 35,714 shares of common stock. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On September 16, 2003, BSI received net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell Capital Partners. The note is due on the earlier of 90 days from the date thereof or 60 days after BSI’s registration statement on Form SB-2 is declared effective by the SEC. The note is secured by substantially all of BSI’s non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note. BSI effectively repaid this note and accrued interest thereon pursuant to draw-downs under the Equity Line.

During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $182,500 from the sale of 730,000 shares of its common stock in a private placement to Pursuit Capital, LLC (“Pursuit Capital”) at $0.25 per share. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $67,500 from the sale of 270,000 shares of its common stock to Doug Dragoo in a private placement at $0.25 per share. In engaging in the foregoing transaction involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transaction involved a private offering of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On July 7, 2003, BSI sold $250,000 of convertible debentures to Cornell Capital Partners. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the Cornell Capital Partners’ option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited, and the investor represented to BSI that it was acquiring the securities for investment purposes and for its own account, and not with an eye toward further distribution.

On July 7, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners that was subsequently terminated by the mutual agreement of the parties on October 30, 2003. On October 31, 2003, BSI entered into a new Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15 million. Subject to certain conditions, BSI became entitled to commence drawing down on the Equity Line of Credit effective on December 9, 2003, the date the registration statement filed with the SEC was declared effective, and for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of BSI common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid Newbridge Securities a one-time placement agent fee of 35,714 shares of common stock.

During the first quarter of 2003, BSI received proceeds of $134,500 from the sale of 134,500 shares of its common stock in a private placement. In engaging in the foregoing transactions involving unregistered securities of BSI, BSI relied upon the private offering exemption provided under Section 4(2) of the Securities Act of 1933, as amended, in that the transactions involved private offerings of BSI’s unregistered securities, BSI did not make a public offering or sale of its securities, the investor was accredited or unaccredited but sophisticated, and the investors represented to BSI that they were acquiring the securities for investment purposes and for their own account, and not with an eye toward further distribution.

2002

From December 2002 through February 2003, 1,072,386 shares at $1.00 for $771,282 cash and $301,104 cancellation of debt (total $1,020,886) were issued to 11 accredited and 20 non-accredited investors. The non-accredited investors were sophisticated. These sales were exempt from United States Securities and Exchange Commission registration because they were made in a private offering under Rule 506 of Regulation D. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements.

In November 2002, 80,000 shares at $0.625 for $50,000 were issued to eight employees as stock bonuses. No consideration was paid for these shares.

Except as otherwise indicated above, BSI believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

Exhibits Required By Item 601 of Regulation S-B

The exhibits listed below and designated as “provided herewith” (rather than incorporated by reference) follow the signature page to this Prospectus in sequential order.

DESIGNATION OF EXHIBIT AS SET FORTH IN ITEM 601 OF REGULATION S-B	DESCRIPTION	LOCATION

2.1	Agreement and Plan of Merger, dated August 7, 2000, between Calipso and Knowledge Foundations, Inc.	Incorporated by reference to Exhibit 2(1) to the Current Report on Form 8-K filed on September 27, 2000 to

2.2	Merger Agreement, dated April 23, 2002, between BSI, Inc., Knowledge Foundations, Inc. and KFI, Inc.	Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on May 9, 2002

2.3	First Amendment to Merger Agreement dated August 8, 2002, between BSI, Inc., KFI, Inc. and Knowledge Foundations, Inc.	Incorporated by reference to Form S-4 filed on August 13, 2002

2.4	Separation and Distribution Agreement by and among Knowledge Foundations, Inc., Cyber Knowledge, Inc. and CKI Group	Incorporated by reference to Form S-4 filed on August 13, 2002

2.5	Second Amendment to Merger Agreement dated November 20, 2002 between BSI, Inc., KFI, Inc. and Knowledge Foundations, Inc.	Incorporated by reference to Form S-4/A1 filed on November 27, 2002

3.1	Certificate of Incorporation of Knowledge Foundations, Inc. filed on May 31, 1994	Incorporated by reference to Form 10-SB filed on November 24, 1999

3.2	Certificate of Amendment of Certificate of Incorporation re: 36:1 forward split	Incorporated by reference to Exhibit 3(i)(a) to the Current Report on Form 8-K filed on September 27, 2000

3.3	Certificate of Amendment of Certificate of Incorporation re: 35:1 forward split	Incorporated by reference to Exhibit 3(i)(b) to the Current Report on Form 8-K filed on September 27, 2000

3.4	Certificate of Amendment of Certificate of Incorporation re: increase in authorized shares	Incorporated by reference to Exhibit 3(i)(c) to the Current Report on Form 8-K filed on September 27, 2000

3.5	Certificate of Amendment of Certificate of incorporation re: name change	Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on April 8, 2003
3.6	Bylaws of Knowledge Foundations, Inc.	Incorporated by reference to Form 10-SB filed on November 24, 1999

3.7	Certificate of Merger, dated August 17, 2000, filed with the Secretary of State of Delaware	Incorporated by reference to Exhibit 3(i) to the Current Report on Form 8-K filed on September 27, 2000

5.1	Legal Opinion of Kirkpatrick & Lockhart Nicholson Graham, LLP re: legality	To be filed by amendment.

10.1	Stock Repurchase Agreement dated September 18, 2002 between Calipso and Wrights & Bleers and Ocean Way Investments, Ltd.	Incorporated by reference to Exhibit 4(a) to the Current Report on Form 8-K filed on September 27, 2000

DESIGNATION OF EXHIBIT AS SET FORTH IN ITEM 601 OF REGULATION S-B	DESCRIPTION	LOCATION
10.2	Lock Up Agreement dated September 18, 2000 between Calipso and Wright & Bleers and Ocean Way	Incorporated by reference to Exhibit 4(b) to the Current Report on Form 8-K filed on September 27, 2000

10.3	License and Royalty Agreement dated April 6, 2000 between Richard L. Ballard and Janet J. Pettitt and Knowledge Foundations Inc.	Incorporated by reference to Exhibit 10(1) to the Current Report on Form 8-K filed on September 27, 2000

10.4	Employment Contract of Michael W. Dochterman dated May 1, 2000	Incorporated by reference to Exhibit 10(2) to the Current Report on Form 8-K filed on September 27, 2000

10.5	Employment Contract of Robert A. Dietrich dated May 1, 2000	Incorporated by reference to Exhibit 10(3) to the Current Report on Form 8-K filed on September 27, 2000

10.6	Strategic Alliance Agreement dated May 4, 2000 between BSI2000, Inc. and Drug Intervention Services of America, Inc.	Incorporated by reference to Exhibit 10.4 to Form S-4 filed on August 13, 2002

10.7	Office Lease by and between BSI2000, Inc. and Golden Hill Partnership, dated as of January 24, 2001.	Incorporated by reference to Exhibit 10.7 to Form SB-2 filed on November 4, 2003.

10.8	Strategic Alliance Agreement dated May 7, 2001 between BSI2000, Inc. and L.C. Sistemia	Incorporated by reference to Exhibit 10.5 to Form S-4 filed on August 13, 2002

10.9	Agreement to replace options with common stock dated September 11, 2001 between BSI2000, Inc. and Jack Harper and Bryan Luman	Incorporated by reference to Exhibit 10.8 to Form S-4 filed on August 13, 2002

10.10	Certificate of LaserCard Systems Corporation Issued to BSI2000, Inc. dated April 28, 2002	Incorporated by reference to Exhibit 10.10 to Form SB-2 filed on November 4, 2003.

10.11	Strategic Alliance Agreement between Titan Secure Systems and BSI2000, Inc. dated July 25, 2002	Incorporated by reference to Exhibit 10.9 to Form S-4/A1 filed on November 27, 2002

10.12	Teaming Agreement between Science Applications International Corporation and BSI2000, Inc. dated August 80, 2002	Incorporated by reference to Exhibit 10.10 to Form S-4/A1 filed on November 27, 2002

10.13	Solicitation/Contract/Order for Commercial Items dated September 2, 2002, issued by U.S. Immigration and Naturalization Service with BSI2000, Inc. as Contractor/Offeror 21	Incorporated by reference to Exhibit 10.11 to Form S-4/A1 filed on November 27, 2002

10.14	Form of Lock-Up Agreement between certain shareholders of BSI2000, Inc. and Knowledge Foundations, Inc.	Incorporated by reference to Exhibit 4(c) to Form S-4/A3 filed on January 29, 2003

DESIGNATION OF EXHIBIT AS SET FORTH IN ITEM 601 OF REGULATION S-B	DESCRIPTION	LOCATION

10.15	Securities Purchase Agreement, dated June 17, 2005 by and between BSI2000, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on July 8, 2005

10.16	Investor Registration Rights Agreement, dated June 17, 2005, by and between BSI2000, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K filed on July 8, 2005

10.17	Security Agreement, dated June 17, 2005, by and between BSI2000, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.4 to Current Report on Form 8-K filed on July 8, 2005

10.18	Secured Debentures dated June 17, 2005, issued to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.5 to Current Report on Form 8-K filed on July 8, 2005

10.19	Secured Debentures dated July 15, 2005, issued to Cornell Capital Partners, LP	Provided herewith

10.20	Escrow Agreement, dated June 17, 2005, by and among BSI2000, Inc., Cornell Capital Partners, LP, and Butler Gonzalez, LLP	Incorporated by reference to Exhibit 99.3 to Current Report on Form 8-K filed on July 8, 2005

10.21	Warrant dated June 17, 2005 issued to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.6 to F Current Report on Form 8-K filed on July 8, 2005

14.01	Code of Ethics	Incorporated by referenced to the Company’s Form 10-QSB filed on August 13, 2004

23.1	Consent of Experts and Counsel (Ehrhardt, Keefe, Steiner & Hottman, PC)	Provided herewith

Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)    Include any Prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended;

(ii)   Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)   Include any additional or changed material information on the plan of distribution;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof; and

(3)    To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on August 12, 2005.

BSI2000, INC.

By:	/s/ Jack Harper
Jack Harper
President, Chief Executive Officer, Principal Executive Officer, Principal Accounting Officer, and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jack Harper	Chairman of the Board
Jack Harper		August 12, 2005

/s/ Richard Kirk	Director
Richard Kirk		August 12, 2005

/s/ John D. Woods, Sr.	Director	August 12, 2005
John D. Woods, Sr.